------------------------------------------------------------------------------

                                     $50,000,000

                                 AMENDED AND RESTATED

                                   CREDIT AGREEMENT

                                        AMONG

                                   POWER-ONE, INC.

                                   CERTAIN LENDERS

                                         AND

                 NATIONSBANK OF TEXAS, N.A., AS ADMINISTRATIVE LENDER



                                  December 10, 1997

------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                             PAGE
                                                                             ----


                                      ARTICLE 1

                                     DEFINITIONS

Section 1.1    DEFINED TERMS. . . . . . . . . . . . . . . . . . . . . . . . .  1
Section 1.2    AMENDMENTS AND RENEWALS. . . . . . . . . . . . . . . . . . . . 19
Section 1.3    CONSTRUCTION . . . . . . . . . . . . . . . . . . . . . . . . . 19

                                 ARTICLE 2

                         REVOLVING CREDIT ADVANCES

Section 2.1    THE REVOLVING CREDIT ADVANCES. . . . . . . . . . . . . . . . . 19
Section 2.2    MANNER OF BORROWING AND DISBURSEMENT . . . . . . . . . . . . . 20
Section 2.3    INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Section 2.4    FEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Section 2.5    PREPAYMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 23
Section 2.6    REDUCTION OF REVOLVING CREDIT COMMITMENT . . . . . . . . . . . 24
Section 2.7    NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE LENDER. . . . . . . 25
Section 2.8    PAYMENT OF PRINCIPAL OF REVOLVING CREDIT ADVANCES. . . . . . . 25
Section 2.9    REIMBURSEMENT. . . . . . . . . . . . . . . . . . . . . . . . . 25
Section 2.10   MANNER OF PAYMENT. . . . . . . . . . . . . . . . . . . . . . . 26
Section 2.11   LIBOR LENDING OFFICES. . . . . . . . . . . . . . . . . . . . . 26
Section 2.12   SHARING OF PAYMENTS. . . . . . . . . . . . . . . . . . . . . . 27
Section 2.13   CALCULATION OF LIBOR RATE. . . . . . . . . . . . . . . . . . . 27
Section 2.14   TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Section 2.15   LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . 31

                                 ARTICLE 3

                            CONDITIONS PRECEDENT

Section 3.1    CONDITIONS PRECEDENT TO CLOSING, THE INITIAL REVOLVING
               CREDIT ADVANCE AND THE INITIAL LETTERS OF CREDIT . . . . . . . 37
Section 3.2    CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT ADVANCES AND
               LETTERS OF CREDIT. . . . . . . . . . . . . . . . . . . . . . . 39
Section 3.3    CONDITIONS PRECEDENT TO CONVERSIONS AND CONTINUATIONS. . . . . 40


                                 ARTICLE 4

                       REPRESENTATIONS AND WARRANTIES

Section 4.1    REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . 40
Section 4.2    SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. . . . . . . . 47

                                 ARTICLE 5

                             GENERAL COVENANTS

Section 5.1    PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. . . . . . . . . 48
Section 5.2    BUSINESS; COMPLIANCE WITH APPLICABLE LAW . . . . . . . . . . . 48
Section 5.3    MAINTENANCE OF PROPERTIES. . . . . . . . . . . . . . . . . . . 48
Section 5.4    ACCOUNTING METHODS AND FINANCIAL RECORDS . . . . . . . . . . . 48
Section 5.5    INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Section 5.6    PAYMENT OF TAXES AND CLAIMS. . . . . . . . . . . . . . . . . . 49
Section 5.7    VISITS AND INSPECTIONS . . . . . . . . . . . . . . . . . . . . 49
Section 5.8    USE OF PROCEEDS. . . . . . . . . . . . . . . . . . . . . . . . 49
Section 5.9    INDEMNITY. . . . . . . . . . . . . . . . . . . . . . . . . . . 50
Section 5.10   ENVIRONMENTAL LAW COMPLIANCE . . . . . . . . . . . . . . . . . 51
Section 5.11   FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . 52

                                 ARTICLE 6

                           INFORMATION COVENANTS

Section 6.1    QUARTERLY FINANCIAL STATEMENTS AND INFORMATION . . . . . . . . 52
Section 6.2    ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE
               OF NO DEFAULT. . . . . . . . . . . . . . . . . . . . . . . . . 52
Section 6.3    COMPLIANCE CERTIFICATE . . . . . . . . . . . . . . . . . . . . 53
Section 6.4    COPIES OF OTHER REPORTS AND NOTICES. . . . . . . . . . . . . . 53
Section 6.5    NOTICE OF LITIGATION, DEFAULT AND OTHER MATTERS. . . . . . . . 54
Section 6.6    ERISA REPORTING REQUIREMENTS . . . . . . . . . . . . . . . . . 54

                                 ARTICLE 7

                             NEGATIVE COVENANTS

Section 7.1    INDEBTEDNESS . . . . . . . . . . . . . . . . . . . . . . . . . 56
Section 7.2    LIENS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 56
Section 7.3    INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . 57
Section 7.4    LIQUIDATION, MERGER, NEW SUBSIDIARIES. . . . . . . . . . . . . 57
Section 7.5    SALES OF ASSETS. . . . . . . . . . . . . . . . . . . . . . . . 58
Section 7.6    ACQUISITIONS . . . . . . . . . . . . . . . . . . . . . . . . . 58

                                   - ii -

Section 7.7    CAPITAL EXPENDITURES . . . . . . . . . . . . . . . . . . . . . 58
Section 7.8    RESTRICTED PAYMENTS. . . . . . . . . . . . . . . . . . . . . . 59
Section 7.9    AFFILIATE TRANSACTIONS . . . . . . . . . . . . . . . . . . . . 59
Section 7.10   COMPLIANCE WITH ERISA. . . . . . . . . . . . . . . . . . . . . 59
Section 7.11   MAXIMUM LEVERAGE RATIO . . . . . . . . . . . . . . . . . . . . 59
Section 7.12   MINIMUM FIXED CHARGE COVERAGE RATIO. . . . . . . . . . . . . . 59
Section 7.13   MINIMUM NET WORTH. . . . . . . . . . . . . . . . . . . . . . . 59
Section 7.14   SALE AND LEASEBACK . . . . . . . . . . . . . . . . . . . . . . 60
Section 7.15   SALE OR DISCOUNT OF RECEIVABLES. . . . . . . . . . . . . . . . 60
Section 7.16   BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Section 7.17   FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . . . 60
Section 7.18   BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

                                 ARTICLE 8

                                  DEFAULT

Section 8.1    EVENTS OF DEFAULT. . . . . . . . . . . . . . . . . . . . . . . 60
Section 8.2    REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . 63

                                 ARTICLE 9

                          CHANGES IN CIRCUMSTANCES

Section 9.1    LIBOR BASIS DETERMINATION INADEQUATE . . . . . . . . . . . . . 64
Section 9.2    ILLEGALITY . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Section 9.3    INCREASED COSTS. . . . . . . . . . . . . . . . . . . . . . . . 65
Section 9.4    EFFECT ON BASE RATE ADVANCES . . . . . . . . . . . . . . . . . 67
Section 9.5    CAPITAL ADEQUACY . . . . . . . . . . . . . . . . . . . . . . . 67
Section 9.6    REPLACEMENT LENDER . . . . . . . . . . . . . . . . . . . . . . 67

                                 ARTICLE 10

                          AGREEMENT AMONG LENDERS

Section 10.1   AGREEMENT AMONG LENDERS. . . . . . . . . . . . . . . . . . . . 68
Section 10.2   LENDER CREDIT DECISION . . . . . . . . . . . . . . . . . . . . 70
Section 10.3   BENEFITS OF ARTICLE. . . . . . . . . . . . . . . . . . . . . . 71

                                   - iii -

                                 ARTICLE 11

                               MISCELLANEOUS

Section 11.1   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 71
Section 11.2   EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Section 11.3   WAIVERS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 72
Section 11.4   CALCULATION BY THE LENDERS CONCLUSIVE AND BINDING. . . . . . . 73
Section 11.5   SET-OFF. . . . . . . . . . . . . . . . . . . . . . . . . . . . 73
Section 11.6   ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . . . 73
Section 11.7   COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 75
Section 11.8   SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . 75
Section 11.9   INTEREST AND CHARGES . . . . . . . . . . . . . . . . . . . . . 75
Section 11.10  HEADINGS . . . . . . . . . . . . . . . . . . . . . . . . . . . 76
Section 11.11  AMENDMENT AND WAIVER . . . . . . . . . . . . . . . . . . . . . 76
Section 11.12  EXCEPTION TO COVENANTS . . . . . . . . . . . . . . . . . . . . 76
Section 11.13  NO LIABILITY OF ISSUING BANK . . . . . . . . . . . . . . . . . 76
Section 11.14  CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . 77
Section 11.15  AMENDMENT, RESTATEMENT, EXTENSION, AND RENEWAL . . . . . . . . 77
Section 11.16  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . 78
Section 11.17  WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . 78
Section 11.18  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 78


SCHEDULES AND EXHIBITS


Schedule 1:    LIBOR Lending Offices
Schedule 2:    Existing Liens
Schedule 3:    Existing Litigation and Material Liabilities
Schedule 4:    Subsidiaries
Schedule 5:    Existing Investments
Schedule 6:    Existing Indebtedness
Schedule 7:    Qualification and Good Standing
Schedule 8:    Existing Letters of Credit

Exhibit A:     Revolving Credit Note
Exhibit B:     Pledge Agreement
Exhibit C:     Compliance Certificate
Exhibit D:     Assignment Agreement
Exhibit E:     Subsidiary Guaranty
Exhibit F:     Subordination Agreement


                     AMENDED AND RESTATED CREDIT AGREEMENT

     THIS AMENDED AND RESTATED CREDIT AGREEMENT is dated as of December 10, 1997, among POWER-ONE, INC., a corporation organized and existing under the laws of the State of Delaware (the "BORROWER"), the Lenders from time to time party hereto, and NATIONSBANK OF TEXAS, N.A., a national banking association, as administrative agent for the Lenders.

                                  BACKGROUND

     The Borrower has requested that the Lenders make a credit facility available to the Borrower in the maximum principal amount of $50,000,000 to
(a) refinance existing debt of the Borrower outstanding pursuant to the terms of that certain Credit Agreement, dated as of September 27, 1995, among the Borrower, the lenders party thereto, and NationsBank of Texas, N.A., as Administrative Lender, as amended, modified, supplemented and restated from time to time (the "EXISTING CREDIT AGREEMENT"), (b) finance Acquisitions (as hereinafter defined) permitted hereunder, and (c) finance the ongoing working capital and general corporate requirements of the Borrower and its Subsidiaries (as hereinafter defined). The Lenders have agreed to do so, subject to the terms and conditions set forth below.

     In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree that the Existing Credit Agreement shall be amended, restated and superseded as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Section 1.1    DEFINED TERMS.  For purposes of this Agreement:

     "ACQUISITION" shall mean any transaction pursuant to which the Borrower or any of its Subsidiaries, (i) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (A) acquires more than 50% of the equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions not involving an unfriendly tender offer, or a combination of any of the foregoing, or (B) makes any corporation a Subsidiary of the Borrower or such Subsidiary, or causes any corporation, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary (or agrees to be merged into any other corporation other than a wholly-owned Subsidiary (excluding directors' qualifying shares) of the Borrower or such Subsidiary), or (ii) in one transaction or a series of related transactions, purchases or acquires any business or assets of any Person other than in the ordinary course of business.

     "ACQUISITION CONSIDERATION" means the consideration given by the Borrower or any of its Subsidiaries for an Acquisition, including but not limited to the fair market value of any cash, property, stock or services given, and the amount of any Indebtedness in respect of debt for borrowed money, Synthetic Leases and Capitalized Lease Obligations assumed or incurred by the Borrower or any of its Subsidiaries in connection with such Acquisition.

     "ADMINISTRATIVE LENDER" means NationsBank of Texas, N.A., a national banking association, as administrative agent for Lenders, or such successor administrative agent appointed pursuant to SECTION 10.1(b) hereof.

     "ADVANCE" means any amount advanced by the Lenders to the Borrower pursuant to ARTICLE 2 hereof on the occasion of any borrowing.

     "AFFILIATE" means, as applied to any Person, any other Person that, directly or indirectly, through one or more Persons, Controls or is Controlled By or Under Common Control with, that Person.

     "AGREEMENT" means this Credit Agreement, as amended, modified, supplemented or restated from time to time.

     "AGREEMENT DATE" means the date of this Agreement.

     "APPLICABLE ENVIRONMENTAL LAWS" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA").

     "APPLICABLE LAW" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "APPLICABLE LAW" shall mean the laws of the United States of America, including without limitation 12 USC Sections 85 and 86, as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, including, without limitation, Article 5069-1.04, Title 79, Revised Civil Statutes of Texas, 1925, as amended ("ART. 1.04"), and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 15, Title 79, Revised Civil Statutes of

Texas, 1925, as amended, shall not apply to Advances, the Reimbursement Obligations, this Agreement, the Notes or any other Loan Documents.

     "APPLICABLE MARGIN" means the following per annum percentages, applicable in the following situations:


                                                         Base Rate     LIBOR
               Applicability                               Basis       Basis
               -------------                             ---------     -----
     (a)  INITIAL PRICING PERIOD                           0.00        1.00

          SUBSEQUENT PRICING PERIOD

     (b)  The Leverage Ratio is greater than 2.50 to 1     1.25        2.25

     (c)  The Leverage Ratio is less than or equal to
          2.50 to 1 but greater than 1.75 to 1             0.75        1.75

     (d)  The Leverage Ratio is less than or equal to
          1.75 to 1 but greater than 1.00 to 1             0.25        1.25

     (e)  The Leverage Ratio is less than or equal to
          1.00 to 1                                        0.00        1.00


The Applicable Margin payable by the Borrower on the Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio calculated as of the end of each fiscal quarter during the Subsequent Pricing Period; PROVIDED, that each adjustment in the LIBOR Rate shall be effective with respect to LIBOR Advances (i) made following receipt by the Administrative Lender of the financial statements required to be delivered pursuant to SECTION 6.1 or 6.2 hereof, as applicable, for each such fiscal quarter, and the corresponding Compliance Certificate required pursuant to SECTION 6.3 hereof, on the date of making of such LIBOR Advance and (ii) outstanding on the date of receipt of such financial statements and Compliance Certificate referred to in clause
(i) immediately preceding, on the date which is 2 Business Days following the date of receipt of such financial statements and Compliance Certificate. If such financial statements and Compliance Certificate are not received by the Administrative Lender by the date required, the Applicable Margin shall be determined as if the Leverage Ratio is greater than 2.50 to 1 until such time as such financial statements and Compliance Certificate are received.

     "ART. 1.04" has the meaning specified in the definition of "APPLICABLE
LAW."

     "ASSIGNEES" means any assignee of a Lender pursuant to an Assignment Agreement and shall have the meaning ascribed thereto in SECTION 11.6 hereof.

     "ASSIGNMENT AGREEMENT" has the meaning specified in SECTION 11.6 hereof.

     "AUTHORIZED SIGNATORY" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

     "BASE RATE ADVANCE" means any Advance bearing interest at the Base Rate Basis.

     "BASE RATE BASIS" means, for any day, a per annum interest rate equal to the higher of (a) the sum of (i) 0.50% plus (ii) the Federal Funds Rate on such day plus (iii) the Applicable Margin or (b) the sum of (i) the Prime Rate on such day plus (ii) the Applicable Margin. The Base Rate Basis shall be adjusted automatically without notice to Borrower as of the opening of business on the effective date of each change in the Prime Rate to account for such change.

     "BORROWER" means Power-One, Inc., a corporation organized and existing under the laws of the State of Delaware, successor by merger with Power-One LLC, a limited liability company.

     "BUSINESS DAY" means a day on which banks are open (a) for the transaction of business in Dallas, Texas and Los Angeles, California and, (b) with respect to any LIBOR Advance, for the transaction of international business (including dealings in U.S. Dollar deposits) in London, England.

     "CAPITAL EXPENDITURES" means, for any period, expenditures made by the Borrower and its Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements during such period and the aggregate amount of items leased or acquired under Capital Leases at the cost of the item) computed in accordance with GAAP, consistently applied.

     "CAPITAL STOCK" means, as to any Person, the equity interests in such Person, including, without limitation, the shares of each class of capital stock in any Person that is a corporation, each class of partnership interest (including, without limitation, general, limited and preference units) in any Person that is a partnership, and each member interest in any Person that is a limited liability company.

     "CAPITALIZED LEASE OBLIGATIONS" means that portion of any obligation of the Borrower or any Subsidiary of the Borrower as lessee under a lease which at the time would be required to be capitalized on a balance sheet of the Borrower or such Subsidiary prepared in accordance with GAAP.

     "CASH AND CASH EQUIVALENTS" means with respect to the Borrower and each Subsidiary of the Borrower (i) cash (which after the occurrence of an Event of Default shall exclude any cash proceeds of accounts), (ii) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any Lender or with any domestic commercial bank having capital and surplus in excess of $500,000,000, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses
(ii) and (iii) entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Lender or the parent corporation of any Lender, and commercial paper rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group, a Division of McGraw-Hill, Inc., a New York corporation, or P-1 or the equivalent thereof by Moody's Investors Service, Inc., and in each case maturing within six months after the date of acquisition, and (vi) a readily redeemable "money market mutual fund" advised by a bank described in clause
(iii) hereof, or an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (i) through (v) hereof and having on the date of such Investment total assets of at least One Hundred Million Dollars ($100,000,000.00).

     "CASH COLLATERALIZED LETTERS OF CREDIT" means Letters of Credit with respect to which cash in the amount of such Letters of Credit has been deposited in the L/C Cash Collateral Account as provided in SECTION 2.15(g)(i) hereof.

     "CHANGE OF CONTROL" means (a) any merger or consolidation of the Borrower with or into any Person (other than a merger or consolidation in which the Borrower is a surviving corporation) or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of the Borrower, on a consolidated basis, in one transaction or a series of related transactions, (b) any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable) is or becomes the "beneficial owner", directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock of the Borrower then outstanding normally entitled to vote in elections of directors, or (c) during any period of 24 consecutive months after the Agreement Date, individuals who at the beginning of such 24-month period constituted the board of directors of the Borrower (together with any new directors whose election by such board of directors or whose nomination for election by the shareholders of the Borrower was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

     "COBRA" has the meaning specified in SECTION 4.1(l) hereof.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COLLATERAL" means any collateral hereafter granted by any Person to the Administrative Lender for the benefit of the Lenders to secure the Obligations.

     "COLLATERAL DOCUMENT" means any document under which Collateral is granted and any document related thereto.

     "COMPLIANCE CERTIFICATE" means a certificate, signed by an Authorized Signatory, in substantially the form of EXHIBIT C, appropriately completed.

     "CONTROL" or "CONTROLLED BY" or "UNDER COMMON CONTROL" means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities, by contract or otherwise); provided, however, that in any event any Person which beneficially owns, directly or indirectly, 10% or more (in number of votes) of the securities having ordinary voting power for the election of directors of a corporation shall be conclusively presumed to control such corporation.

     "CONTROLLED GROUP" means as of the applicable date, as to any Person not an individual, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

     "DEBTOR RELIEF LAWS" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

     "DEFAULT" means an Event of Default and/or any of the events specified in SECTION 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

     "DEFAULT RATE" means a simple per annum interest rate equal to (a) with respect to Base Rate Advances the lesser of (i) the Highest Lawful Rate or
(ii) the Prime Rate plus two percent or (b) with respect to LIBOR Advances, the lesser of (i) the Highest Lawful Rate or (ii) the LIBOR Basis plus two percent.

     "DEFERRED COMPENSATION" means the "Deferred Compensation" as defined in, and payable pursuant to each executive of the Borrower pursuant to the terms of, the Employment and Compensation Agreements, each dated September 27, 1995 between the Borrower and each such executive.

     "DETERMINING LENDERS" means, on any date of determination, any combination of the Lenders having at least 60% of the aggregate amount of the Advances then outstanding; provided, however, that if there are no Advances outstanding hereunder, "Determining Lenders" shall mean any combination of Lenders whose Specified Percentages aggregate at least 60%.

     "DIVIDEND" means, as to any Person, (a) any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution on account of, any shares of Capital Stock of, or other similar interest in, such Person and (b) any purchase, redemption, or other acquisition or retirement for value of any shares of Capital Stock of, or similar interest in, such Person.

     "DOLLAR" or "$" means the lawful currency of the United States of America.

     "DOMESTIC SUBSIDIARY" means any Subsidiary of the Borrower other than a Foreign Subsidiary.

     "EBIT" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) Pretax Net Income (excluding therefrom, to the extent included in determining Pretax Net Income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and adding thereto, to the extent included in determining Pretax Net Income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business), plus (b) interest expense.

     "EBITA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBIT plus (b) amortization.

     "EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBIT plus (b) depreciation and amortization.

     "EQUITY" means shares of capital stock or partnership, profits, capital or member interest, or options, warrants or any other right to subscribe for or otherwise acquire capital stock or a partnership, profits, capital or member interest, of the Borrower or any Subsidiary of the Borrower.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

     "ERISA EVENT" means, with respect to the Borrower and its Subsidiaries,
(a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under
Section 4043 of ERISA), (b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under
Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA; PROVIDED, HOWEVER, that ERISA Event shall not include the termination by Service Supply of its employee stock option plan.

     "EVENT OF DEFAULT" means any of the events specified in SECTION 8.1, provided that any requirement for notice or lapse of time has been satisfied.

     "EXISTING LETTERS OF CREDIT" means those Letters of Credit issued under the Existing Credit Agreement and outstanding on the Agreement Date which are set forth on SCHEDULE 8 hereto.

     "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as reasonably determined by Administrative Lender.

     "FEE LETTER" has the meaning specified in SECTION 2.4(b) hereof.

     "FISCAL YEAR" means each period of 52 or 53 weeks ending on the Sunday closest to December 31 of each year.

     "FIXED CHARGES" means, for any date of calculation, calculated for Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) scheduled principal payments in respect of Indebtedness, plus (b) interest expense (including interest expense pursuant to Capitalized Lease Obligations), plus (c) lease expense under Operating Leases.

     "FIXED CHARGE COVERAGE RATIO" means the ratio of Pretax Cash Flow to Fixed Charges, calculated for the four consecutive fiscal quarters immediately preceding the date of calculation.

     "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower which is not organized under the laws of any state of the United States of America or the District of Columbia.

     "GAAP" means generally accepted accounting principles applied on a consistent basis, set forth in the Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants, or their successors which are applicable in the circumstances as of the date in question. The requirement that such principles be applied on a consistent basis shall mean that the accounting principles applied in a current period are comparable in all material respects to those applied in a preceding period.

     "GUARANTY" or "GUARANTEED", as applied to an obligation of another Person, means (a) a guaranty, direct or indirect, in any manner, of any part or all of such obligation, and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation, including, without limiting the foregoing, any reimbursement obligations with respect to amounts which may be drawn by beneficiaries of outstanding letters of credit; provided, however, Guaranty does not mean (A) the endorsement of instruments for collection or deposit in the ordinary course of business and (B) customary indemnities given in connection with asset sales in the ordinary course of business.

     "HIGHEST LAWFUL RATE" means at the particular time in question the maximum rate of interest which, under Applicable Law, the Lenders are then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a)(1) of Art. 1.04, or
(b) if the parties subsequently contract as allowed by Applicable Law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling or the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

     "INDEBTEDNESS" means, with respect to any Person, (a) all items, except accounts payable arising in the normal course of business, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien on any property or asset owned by such Person (other than accounts payable arising in the ordinary course of business), whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, all obligations in respect of letters of credit, bankers' acceptances and similar instruments, and all obligations under Interest Hedge Agreements,
(d) any "withdrawal liability" of the Borrower or any Subsidiary of the Borrower, as such term is defined under Part I of Subtitle E of Title IV of ERISA, (e) all preferred Capital Stock issued by such Person and required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date, and (f) any Guaranty of such Person of any obligation of another Person constituting obligations of a type set forth above.

     "INDEMNIFIED MATTERS" has the meaning specified in SECTION 5.9(a) hereof.

     "INDEMNITEES" has the meaning specified in SECTION 5.9(a) hereof.

     "INITIAL PRICING PERIOD" means that period from the Agreement Date to and including the Rate Adjustment Date.

     "INITIAL PUBLIC OFFERING" means an initial underwritten offering of common Capital Stock of the Borrower for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended, as a consequence of which common Capital Stock of the Borrower is listed on a national securities exchange or quoted on the national market system of NASDAQ.

     "INTEREST HEDGE AGREEMENTS" means any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap, swap or collar protection agreements, and forward rate currency or interest rate options, as the same may be amended or modified and in effect from time to time, and any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

     "INTEREST PERIOD" means the period beginning on the day any LIBOR Advance is made and ending one, two, three, six or, subject to availability and agreement by each Lender, twelve months thereafter (as the Borrower shall select).

     "INVESTMENT" means any direct or indirect purchase or other acquisition of, or beneficial interest in, capital stock or other securities of any other Person, or any direct or indirect loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution to, or investment in any other Person, including without limitation the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business.

     "ISSUING BANK" means NationsBank of Texas, N.A., a national banking association, in its capacity as issuer of the Letters of Credit.

     "LAW" means any statute, law, ordinance, regulation, rule, order, writ, injunction, or decree of any Tribunal.

     "LENDER" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a portion of the Revolving Credit Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes a party hereto pursuant to SECTION 11.6 hereof, subject to the limitations set forth therein.

     "L/C RELATED DOCUMENTS" has the meaning specified in SECTION 2.15(e) hereof.

     "LETTER OF CREDIT" has the meaning specified in SECTION 2.15(a) hereof.

     "LETTER OF CREDIT AGREEMENT" has the meaning specified in SECTION 2.15(b) hereof.

     "LETTER OF CREDIT FACILITY" has the meaning specified in SECTION 2.15(a) hereof.

     "LEVERAGE RATIO" means, for any date of calculation, the ratio of Total Debt as of the date of determination to EBITDA calculated for the four consecutive fiscal quarters immediately preceding the date of calculation. For purpose of calculation of the Leverage Ratio only, with respect to assets not owned at all times during the four fiscal quarters immediately preceding the date of calculation of EBITDA, there shall be (i) included in EBITDA the EBITDA of any assets acquired during any such four fiscal quarters for the twelve months preceding the date of calculation and (ii) excluded from EBITDA the EBITDA of any assets disposed of during any of such fiscal quarters for the twelve months preceding the date of calculation.

     "LIBOR ADVANCE" means an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of SECTION 2.2 hereof.

     "LIBOR BASIS" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the LIBOR Rate plus the Applicable Margin. The LIBOR Basis shall, with respect to LIBOR Advances subject to reserve or deposit requirements, be subject to premiums for such reserve or deposit requirements assessed by each Lender to the extent incurred by such Lender, which are payable directly to each Lender. Once determined, the LIBOR Basis shall remain unchanged during the applicable Interest Period.

     "LIBOR LENDING OFFICE" means, with respect to a Lender, the office designated as its LIBOR Lending Office on SCHEDULE 1 attached hereto, and such other office of the Lender or any of its Affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

     "LIBOR RATE" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR RATE" shall mean, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100th of 1%).

     "LIEN" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other similar encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

     "LITIGATION" means any proceeding, claim, lawsuit, arbitration, and/or investigation by or before any Tribunal, including, without limitation, proceedings, claims, lawsuits, and/or investigations under or pursuant to any environmental, occupational, safety and health, antitrust, unfair competition, securities, Tax or other Law, or under or pursuant to any contract, agreement or other instrument.

     "LOAN DOCUMENTS" means this Agreement, the Notes, any Subsidiary Guaranty, any Pledge Agreement, any Subordination Agreement, the Fee Letter, any Interest Hedge Agreements entered into with any Lender or any Affiliate of any Lender, and any other document or agreement executed or delivered from time to time by the Borrower, any Subsidiary of the Borrower or any other Person in connection herewith or as security for the Obligations.

     "MATERIAL ADVERSE EFFECT" means any act or circumstance or event that
(a) causes a Default, (b) otherwise could reasonably be expected to be material and adverse to the business, financial condition, results of operations, or business prospects of the Borrower and its Subsidiaries taken as a whole, or (c) in any manner whatsoever does or could reasonably be expected to materially and adversely affect the validity or enforceability of any Loan Documents.

     "MATERIAL SUBSIDIARY" means each Subsidiary of the Borrower or of a Subsidiary of the Borrower (a) the gross revenues of which for the then most recently completed four fiscal quarters constituted (or, with respect to any such Subsidiary acquired during such fiscal quarters, would have constituted had the gross revenues of such Subsidiary been included for such period) 5% or more of the consolidated gross revenues of the Borrower and its Subsidiaries for such period or (b) the assets of which as of the end of any fiscal quarter constituted 5% or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of such fiscal quarter.

     "MATURITY DATE" means December 10, 2002, or the earlier date of termination in whole of the Revolving Credit Commitment pursuant to SECTION
2.6 or 8.2 hereof.

     "MAXIMUM AMOUNT" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

     "MEMBER CONTRIBUTION" means any contribution of cash to the Borrower or any Subsidiary of the Borrower made by any member of the Borrower or any of its Affiliates which is used by the Borrower for Capital Expenditures or Acquisitions or pursuant to SECTION 8.1(c) or 8.1(q) hereof.

     "MULTIEMPLOYER PLAN" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

     "NATIONSBANK" means NationsBank of Texas, N.A., a national banking association, in its capacity as a Lender.

     "NECESSARY AUTHORIZATION" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any Tribunal or any Person necessary or appropriate to enable the Borrower or any Subsidiary of the Borrower to maintain and operate its business and properties.

     "NEGATIVE PLEDGE" means any agreement, contract or other arrangement whereby the Borrower is prohibited from, or would otherwise be in default as a result of, creating, assuming, incurring or suffering to exist, directly or indirectly, any Lien on any of its assets.

     "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset, Capital Stock or Indebtedness by or of any Person, the amount of cash received by such Person in connection with such transaction (including cash proceeds of any property received in consideration of any such sale, lease, transfer or other disposition) after deducting therefrom the aggregate, without duplication, of the following amounts to the extent properly attributable to such transaction or to the asset that is the subject thereof: (i) reasonable brokerage commissions, legal fees, finder's fees, financial advisory fees, accounting fees, underwriting fees, investment banking fees and other similar commissions and fees, in each case, to the extent paid or payable by such Person; (ii) filing, recording or registration fees or charges or similar fees or charges paid by such Person; and (iii) without duplication, taxes paid or payable by such Person or any shareholder, partner or member of such Person to governmental taxing authorities as a result of such sale or other disposition.

     "NET INCOME" means, net earnings (or deficit) after taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "NET WORTH" means, for the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP, total assets minus total liabilities.

     "NOTICE OF ISSUANCE" has the meaning specified in SECTION 2.15(b) hereof.

     "OBLIGATIONS" means (a) all obligations of any nature (whether matured or unmatured, fixed or contingent, including the Reimbursement Obligations) of the Borrower, any Subsidiary of the Borrower or any other Obligor to any Lender or any Affiliate of any Lender under the Loan Documents as they may be amended from time to time, and (b) all obligations of the Borrower, any Subsidiary of the Borrower or any other Obligor for losses, damages, expenses or any other liabilities of any kind that any Lender may suffer by reason of a breach by the Borrower, any Subsidiary of the Borrower or any other Obligor of any obligation, covenant or undertaking with respect to any Loan Document payable by the Borrower, any Subsidiary of the Borrower or any other Obligor under any Loan Document.

     "OBLIGOR" means the Borrower or any other Person liable for performance of any of the Obligations or the property of which secures any of the Obligations.

     "OPERATING LEASE" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

     "PARTICIPANT" has the meaning specified in SECTION 11.6(c) hereof.

     "PARTICIPATION" has the meaning specified in SECTION 11.6(c) hereof.

     "PAYMENT DATE" means the last day of the Interest Period for any LIBOR Advance.

     "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "PEI" means Power-Electronics, Inc., a corporation organized under the laws of the Commonwealth of Puerto Rico.

     "PERMITTED LIENS" means, as applied to any Person:

     (a) Any Lien in favor of the Lenders to secure the Obligations hereunder;

     (b)  (i) Liens on real estate for ad valorem taxes not yet delinquent,
(ii) Liens created by lease agreements to secure the payment of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are not yet delinquent or that are being diligently contested in good faith by appropriate proceedings in accordance with SECTION 5.6 hereof and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto;

     (c) Liens of carriers, warehousemen, landlords, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

     (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

     (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere in any material respect with the ordinary conduct of the business of such Person;

     (f) Liens created to secure the purchase price of assets acquired by such Person or created to secure Indebtedness permitted by SECTION 7.1(c) hereof, which is incurred solely for the purpose of financing the acquisition of such assets and incurred at the time of acquisition, so long as each such Lien shall at all times be confined solely to the asset or assets so acquired (and proceeds thereof), and refinancings thereof so long as any such Lien remains solely on the asset or assets acquired and the amount of Indebtedness related thereto is not increased;

     (g) Liens in respect of judgments or awards for which appeals or proceedings for review are being prosecuted and in respect of which a stay of execution upon any such appeal or proceeding for review shall have been secured, provided that (i) such Person shall have established adequate reserves for such judgments or awards, (ii) such judgments or awards shall be fully insured (subject to customary deductibles) and the insurer shall not have denied coverage, or (iii) such judgments or awards shall have been bonded to the satisfaction of the Determining Lenders;

     (h) Any Liens which are described on SCHEDULE 2 hereto, and Liens resulting from the refinancing of the related Indebtedness, provided that the Indebtedness secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower;

     (i) Leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (j) Liens arising from filing Uniform Commercial Code financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Borrower or any of its Subsidiaries is a lessee;

     (k) Any zoning or similar law or right reserved to or vested in any Tribunal to control or regulate the use of any real property;

     (l) Any other title exception with respect to real property assets disclosed by any preliminary title report, title commitment report or other search of title provided to the Administrative Lender in accordance with this Agreement unless disapproved by the Administrative Lender prior to the Agreement Date; and

     (m) Any Lien in favor of any Lender or any Affiliate of any Lender to secure any obligations owed to such Lender in respect of any Interest Hedge Agreement.

     "PERSON" means an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

     "PLAN" means an employee benefit plan as defined in Section 3(3) of ERISA (including a Multiemployer Plan) pursuant to which any employees of the Borrower, its Subsidiaries or any member of their Controlled Group participate.

     "PLEDGE AGREEMENT" means any pledge agreement, substantially in the form of EXHIBIT B hereto, as amended, modified, renewed, supplemented or restated from time to time, executed by the Borrower with respect to 66% of the issued and outstanding Capital Stock of each Foreign Subsidiary.

     "PRETAX CASH FLOW" means, for any date of calculation, calculated for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) EBITA, plus (b) lease expense under Operating Leases.

     "PRETAX NET INCOME" means net profit (or loss) before taxes of the Borrower and its Subsidiaries, on a consolidated basis, determined in accordance with GAAP.

     "PRIME RATE" means, at any time, the prime interest rate announced or published by the Reference Lender from time to time as its reference rate for the determination of interest rates for loans of varying maturities in United States dollars to United States residents of varying degrees of creditworthiness and being quoted at such time by the Reference Lender as its "prime rate;" it being understood that such rate may not be the lowest rate of interest charged by the Reference Lender.

     "PUM" shall mean Poder Uno de Mexico, S.A. de C.V., a corporation organized under the laws of the United Mexican States.

     "QUARTERLY DATE" means the last day of each March, June, September and December, beginning December 31, 1997.

     "RATE ADJUSTMENT DATE" means the date that the Lenders receive the financial statements for the fiscal quarter ending September 30, 1997 required to be delivered pursuant to SECTION 6.1.

     "REIMBURSEMENT OBLIGATIONS" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit not theretofore reimbursed by the Borrower.

     "RELEASE DATE" means the date on which the Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Revolving Credit Commitment has been terminated.

     "REPORTABLE EVENT" has the meaning set forth in Section 4043(b) of ERISA.

     "RESTRICTED PAYMENTS" means, collectively, (i) Dividends, (ii) Deferred Compensation, (iii) Stephens Fees, and (iv) any (A) payment or prepayment of principal, premium or penalty on any Subordinated Debt of the Borrower or any Subsidiary of the Borrower or any defeasance, redemption, purchase, repurchase or other acquisition or retirement for value, in whole or in part, of any Subordinated Debt (including, without limitation, the setting aside of assets or the deposit of funds therefor) and (B) prepayment of interest on any Subordinated Debt.

     "REVOLVING COMMITMENT FEE" has the meaning specified in SECTION 2.4(a) hereof.

     "REVOLVING CREDIT ADVANCE" means an Advance made pursuant to SECTION 2.1(a) hereof.

     "REVOLVING CREDIT COMMITMENT" means $50,000,000.00.

     "REVOLVING CREDIT NOTE" means the Promissory Note of Borrower evidencing Revolving Credit Advances hereunder, substantially in the form of EXHIBIT A hereto, together with any extension, renewal, or amendment thereof, or substitution therefor.

     "RIGHTS" means rights, remedies, powers and privileges.

     "SOLVENT" means, with respect to any Person, that the fair value of the assets of such Person (both at fair valuation and at present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

     "SPECIAL COUNSEL" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Lender may select.

     "SPECIFIED PERCENTAGE" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement.

     "STEPHENS FEES" means any investment banking fees paid to Stephens, Inc. by the Borrower with respect to investment banking services rendered to the Borrower by Stephens, Inc.

     "SUBORDINATED DEBT" means Indebtedness of the Borrower or any Subsidiary of the Borrower having maturities and terms, and which is subordinated to payment of the Obligations in a manner, approved in writing by the Administrative Lender and the Determining Lenders, with only such changes or amendments as are approved by the Administrative Lender and the Determining Lenders.

     "SUBORDINATION AGREEMENT" means any Subordination Agreement, executed by one or more Subsidiaries of the Borrower, substantially in the form of EXHIBIT F hereto, as amended, modified, renewed, supplemented or restated from time to time.

     "SUBSEQUENT PRICING PERIOD" means the period from the date which is the first day following the end of the Initial Pricing Period to the Maturity Date.

     "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, trust or estate or other Person of which (or in which) more than 50% of:

          (a) the outstanding capital stock having voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency),

          (b) the interest in the capital or profits of such partnership or joint venture,

          (c)  the beneficial interest of such trust or estate, or

          (d)  the equity interest of such other Person,

     is at the time directly or indirectly owned by such Person, by such Person and one or more of its Subsidiaries or by one or more of such Person's Subsidiaries.

     "SUBSIDIARY GUARANTY" means any Subsidiary Guaranty, executed by one or more Domestic Subsidiaries, substantially in the form of EXHIBIT E hereto, as amended, modified, renewed, supplemented or restated from time to time.

     "SYNTHETIC LEASES" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but which is classified as an Operating Lease pursuant to GAAP.

     "TAXES" has the meaning specified in SECTION 2.14 hereof.

     "TOTAL DEBT" means, as of any date of determination, determined for the Borrower and its Subsidiaries on a consolidated basis, (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services other than trade payables incurred in the ordinary course of business (excluding any Deferred Compensation), and (iv) Capitalized Lease Obligations.

     "TRIBUNAL" means any state, commonwealth, federal, foreign, territorial, or other court or government body, subdivision, agency, department, commission, board, bureau, or instrumentality of a governmental or other regulatory body or authority.

     "UCC" means the Uniform Commercial Code of Texas, as amended from time to time, and the Uniform Commercial Code applicable in such other states as any Collateral may be located.

     "UNUSED PORTION" means an amount equal to the result of (i) the Revolving Credit Commitment minus (ii) the sum of (A) the outstanding Revolving Credit Advances plus (B) outstanding Reimbursement Obligations in respect of the Letters of Credit less the amount of Cash Collateralized Letters of Credit.

     Section 1.2 AMENDMENTS AND RENEWALS. Each definition of an agreement in this ARTICLE 1 shall include such agreement as amended to date, and as amended or renewed from time to time in accordance with its terms, but only (other than with respect to Power-One Acquisition Documents) with the prior written consent of the Determining Lenders or all the Lenders as required pursuant to SECTION 11.11 hereof.

     Section 1.3 CONSTRUCTION. The terms defined in this ARTICLE 1 (except as otherwise expressly provided in this Agreement) for all purposes shall have the meanings set forth in SECTION 1.1 hereof, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context. All accounting terms used in this Agreement which are not otherwise defined herein shall be construed in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, unless otherwise expressly stated herein.

                                      ARTICLE 2

                              REVOLVING CREDIT ADVANCES

     Section 2.1    THE REVOLVING CREDIT ADVANCES.

     (a) Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Revolving Credit Advances to the Borrower from time to time in an aggregate amount not to exceed its Specified Percentage of the Revolving Credit Commitment less its Specified Percentage of the remainder of (i) the aggregate amount of all Reimbursement Obligations then outstanding (assuming compliance with all conditions to drawing) minus
(ii) the outstanding amount of Cash Collateralized Letters of Credit for the purposes set forth in SECTION 5.9 hereof. Subject to SECTION 2.9 hereof, Revolving Credit Advances may be repaid and then reborrowed. Notwithstanding any provision in any Loan Document to the contrary, in no event shall the principal amount of all outstanding Revolving Credit Advances exceed the Revolving Credit Commitment minus the remainder of (i) the outstanding Reimbursement Obligations minus (ii) the outstanding amount of Cash Collateralized Letters of Credit.

     (b) Any Revolving Credit Advance shall, at the option of the Borrower as provided in SECTION 2.2 hereof (and, in the case of LIBOR Advances, subject to the provisions of ARTICLE 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than five LIBOR Advances.

     Section 2.2    MANNER OF BORROWING AND DISBURSEMENT.

     (a) In the case of Base Rate Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, on the date of any proposed Base Rate Advance irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a Base Rate Advance hereunder. Such notice of borrowing shall specify the requested funding date, which shall be a Business Day, and the amount of the proposed aggregate Base Rate Advances to be made by Lenders.

     (b) In the case of LIBOR Advances, the Borrower, through an Authorized Signatory, shall give the Administrative Lender at least three Business Days' irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), of its intention to borrow a LIBOR Advance hereunder. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required. LIBOR Advances shall in all cases be subject to
ARTICLE 9 hereof. For LIBOR Advances, the notice of borrowing shall specify the requested funding date, which shall be a Business Day, the amount of the proposed aggregate LIBOR Advances to be made by Lenders and the Interest Period selected by the Borrower, provided that no such Interest Period shall extend past the Maturity Date, or prohibit or impair the Borrower's ability to comply with SECTION 2.8 hereof.

     (c) Subject to SECTIONS 2.1 and 2.9 hereof, the Borrower shall have the option (i) to convert at any time all or any part of the outstanding Base Rate Advances to LIBOR Advances and all or any part of the outstanding LIBOR Advances to Base Rate Advances or (ii) upon expiration of any Interest Period applicable to a LIBOR Advance, to continue all or any portion of such LIBOR Advance equal to $500,000 and integral multiples of $100,000 in excess of that amount as a LIBOR Advance and the succeeding Interest Period(s) of such continued LIBOR Advance shall commence on the last day of the Interest Period of the LIBOR Advance to be continued; provided, however, (a) LIBOR Advances may only be converted into Base Rate Advances on the expiration date of the Interest Period applicable thereto and
(b) notwithstanding anything in this Agreement to the contrary, no outstanding Advance may be continued as, or converted into, a LIBOR Advance when any Default or Event of Default has occurred and is continuing. At least three Business Days prior to a proposed conversion/continuation date, the Borrower, through an Authorized Signatory, shall give the Administrative Lender irrevocable written notice, or irrevocable telephonic notice followed immediately by written notice (provided, however, that the Borrower's failure to confirm any telephonic notice in writing shall not invalidate any notice so given), stating (i) the proposed conversion/continuation date (which shall be a Business Day), (ii) the amount of the Advance to be converted/continued,
(iii) in the case of a conversion to, or a continuation of, a LIBOR Advance, the requested Interest Period, and (iv) in the case of a conversion of a Base Rate Advance to a LIBOR Advance or continuation of a LIBOR Advance, stating that no Default or Event of Default has occurred and is continuing. If the Borrower shall fail to give any notice in accordance with this SECTION 2.2(c), the Borrower shall be deemed irrevocably to have requested that such LIBOR Advance be converted to a Base Rate Advance in the same principal amount. Notice shall be given to the Administrative Lender prior to 11:00 a.m., Dallas, Texas time, in order for such Business Day to count toward the minimum number of Business Days required.

     (d) The aggregate amount of Base Rate Advances to be made by the Lenders on any day shall be in a principal amount which is at least $250,000 and which is an integral multiple of $100,000; provided, however, that such amount may equal the unused amount of the Revolving Credit Commitment. The aggregate amount of LIBOR Advances having the same Interest Period and to be made by the Lenders on any day shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000.

     (e) The Administrative Lender shall promptly notify the Lenders of each notice received from the Borrower pursuant to this Section. Each Lender shall, not later than noon, Dallas, Texas time, on the date of any Revolving Credit Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Revolving Credit Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Revolving Credit Advance hereunder, the Administrative Lender shall, subject to satisfaction of the conditions set forth in ARTICLE 3, disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, crediting such amounts to the account of the Borrower maintained with the Administrative Lender. All Revolving Credit Advances shall be made by each Lender according to its Specified Percentage.

     Section 2.3    INTEREST.

     (a)  ON BASE RATE ADVANCES.

          (i) The Borrower shall pay interest on the outstanding unpaid principal amount of the Base Rate Advances outstanding from time to time, until such Base Rate Advances are due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid at a simple interest rate per annum equal to the Base Rate Basis for the Base Rate Advances as in effect from time to time, provided that interest on the Base Rate Advances shall not exceed the Maximum Amount. If at any time the Base Rate Basis would exceed the Highest Lawful Rate, interest payable on the Base Rate Advances shall be limited to the Highest Lawful Rate, but the Base Rate Basis shall not thereafter be reduced below the Highest Lawful Rate until the total amount of interest accrued on the Base Rate Advances equals the amount of interest that would have accrued if the Base Rate Basis had been in effect at all times.

          (ii) Interest on the Base Rate Advances shall be computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date.

     (b)  ON LIBOR ADVANCES.

          (i) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) and repaid, at a rate per annum equal to the LIBOR Basis for such LIBOR Advance. The Administrative Lender, whose determination shall be controlling in the absence of manifest error, shall determine the LIBOR Basis on the second Business Day prior to the applicable funding date and shall notify the Borrower and the Lenders of such LIBOR Basis.

          (ii) Subject to SECTION 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, however, that if the Interest Period for such LIBOR Advance exceeds three months, interest shall also be due and payable in arrears on each three-month anniversary of the commencement of such Interest Period during such Interest Period.

     (c) INTEREST AFTER AN EVENT OF DEFAULT. (i) After an Event of Default (other than an Event of Default specified in SECTION 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders and provided that the Administrative Lender has given notice of the decision to charge interest at the Default Rate, and (ii) after an Event of Default specified in SECTION 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action or notice by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or in case of an Event of Default specified in clause (ii) hereof, to give notice to the Borrower of the decision to charge interest at the Default Rate.

     Section 2.4    FEES.

     (a) REVOLVING COMMITMENT FEE. Subject to SECTION 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee on the daily average Unused Portion at the following per annum percentages, applicable in the following situations:


                     Applicability                        Percentage
                     -------------                        ----------
            (a)  INITIAL PRICING PERIOD                      0.250

            (b)  SUBSEQUENT PRICING PERIOD

                 (i)  If the Leverage Ratio is greater
                      than 2.50 to 1                         0.500

                (ii)  If the Leverage Ratio is greater
                      than 1.75 to 1 but is less than
                      or equal to 2.50 to 1                  0.375

               (iii)  If the Leverage Ratio is less than
                      or equal to 1.75 to 1                  0.250

Such fee shall be (i) payable in arrears on each Quarterly Date and on the Maturity Date, (ii) fully earned when due and, subject to SECTION 11.9 hereof, nonrefundable when paid and (iii) subject to SECTION 11.9 hereof, computed on the basis of a year of 365 or 366 days, as appropriate, for the actual number of days elapsed. The commitment fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio calculated as of the end of each fiscal quarter during the Subsequent Pricing Period. Any such increase or decrease in the commitment fee shall be effective two Business Days after the date of receipt of the financial statements required to be delivered pursuant to SECTION 6.1 or 6.2 hereof, as applicable, for each such fiscal quarter, and the Compliance Certificate required pursuant to SECTION 6.3 hereof. If such financial statements and Compliance Certificate are not received by the date required hereunder, the commitment fee shall be determined as if the Leverage Ratio is greater than 2.50 to 1 until such time as such financial statements and Compliance Certificate are received.

     (b) OTHER FEES. Subject to SECTION 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, the fees on the dates and in the amounts specified in the letter agreement (the "FEE LETTER"), dated as of October 21, 1997, between the Borrower and the Administrative Lender.

     Section 2.5    PREPAYMENTS.

     (a) VOLUNTARY LIBOR ADVANCE PREPAYMENTS. Upon three Business Days' prior telephonic notice (to be promptly followed by written notice) by an Authorized Signatory to the Administrative Lender, LIBOR Advances may be voluntarily prepaid but only so long as the Borrower concurrently reimburses the Lenders in accordance with SECTION 2.9 hereof. Any notice of prepayment shall be irrevocable.

     (b) MANDATORY PREPAYMENT. On or before the date of any reduction of the Revolving Credit Commitment, the Borrower shall prepay applicable outstanding Revolving Credit Advances and cash collateralize outstanding Letters of Credit in an amount necessary to reduce the sum of outstanding Revolving Credit Advances and Reimbursement Obligations less Cash Collateralized Letters of Credit to an amount less than or equal to the Revolving Credit Commitment as so reduced. To the extent required by the preceding sentence, the Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with SECTION 2.9 hereof. To the extent that outstanding Revolving Credit Advances exceed the Revolving Credit Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest attributable to such excess Revolving Credit Advances on the date of such reduction.

     (c) PREPAYMENTS FROM SALES OF ASSETS. Concurrently with the receipt of Net Cash

Proceeds from the sale or disposition by the Borrower or any Subsidiary of the Borrower of any assets (other than the sale or disposition of (i) inventory in the ordinary course of business, (ii) obsolete or worn-out equipment in the ordinary course of business, (iii) assets, the Net Cash Proceeds of which are reinvested as provided in SECTION 7.5(c) hereof, and
(iv) assets or a series of related assets of a value (determined at the greater or book or fair market value) in an aggregate amount during any Fiscal Year not in excess of $1,000,000, the Borrower shall prepay Revolving Credit Advances in a principal amount equal to the amount of such Net Cash Proceeds. Any such prepayments shall be applied to permanently reduce the Revolving Credit Commitment.

     (d) PAYMENTS, GENERALLY. Any prepayment of any Revolving Credit Advance shall be accompanied by interest accrued on the principal amount being prepaid. Any voluntary partial payment of a Base Rate Advance shall be in a principal amount which is at least $250,000 and which is an integral multiple of $100,000. Any voluntary partial payment of a LIBOR Advance shall be in a principal amount which is at least $500,000 and which is an integral multiple of $100,000, and to the extent that any prepayment of a LIBOR Advance is made on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with SECTION 2.9 hereof.

     Section 2.6    REDUCTION OF REVOLVING CREDIT COMMITMENT.

     (a) VOLUNTARY REDUCTION. The Borrower shall have the right, upon not less than 5 Business Days' notice by an Authorized Signatory to the Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Revolving Credit Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $1,000,000 and which is an integral multiple of $100,000, and no voluntary reduction in the Revolving Credit Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period unless the Borrower shall reimburse each Lender in accordance with
SECTION 2.9 hereof.

     (b) MANDATORY REDUCTION. The Revolving Credit Commitment shall be automatically reduced to zero on the Maturity Date.

     (c) GENERAL REQUIREMENTS. Upon a reduction of the Revolving Credit Commitment pursuant to this Section, the Borrower shall immediately make a repayment of the Revolving Credit Advances in accordance with SECTION 2.5(b) hereof. The Borrower shall reimburse each Lender in connection with any such payment in accordance with SECTION 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Revolving Credit Commitment may not be increased or reinstated.

     Section 2.7 NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE LENDER. Unless the Administrative Lender shall have been notified by a Lender prior to the date of any proposed Revolving Credit Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Revolving Credit Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, with interest thereon at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate. No Lender shall be liable for any other Lender's failure to fund a Revolving Credit Advance hereunder.

     Section 2.8 PAYMENT OF PRINCIPAL OF REVOLVING CREDIT ADVANCES. To the extent not otherwise required to be paid earlier as provided herein, the principal amount of the Revolving Credit Advances, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date.

     Section 2.9 REIMBURSEMENT. Whenever any Lender shall sustain or incur (other than through a default by that Lender) any losses or reasonable out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given notice of its intention to borrow in accordance with SECTION 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to SECTION 9.3(b) hereof) on other than the last day of an Interest Period applicable to such LIBOR Advance or (c) any prepayment of any of its LIBOR Advances that is not made on any date specified in a notice of prepayment given by the Borrower, the Borrower agrees to pay to any such Lender, within 30 days after demand by such Lender, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, subject to SECTION 11.9 hereof. Such losses shall include, without limiting the generality of the foregoing, reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. A certificate as to any amounts payable to any Lender under this SECTION 2.9 submitted to the Borrower by such Lender shall certify that such amounts were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. Nothing in this SECTION
2.9 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender.

     Section 2.10   MANNER OF PAYMENT.

     (a) Each payment (including prepayments) by the Borrower of the principal of or interest on the Revolving Credit Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Lender at the Administrative Lender's office, in lawful money of the United States of America constituting immediately available funds.

     (b) If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless, with respect to a payment due in respect of a LIBOR Advance, such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

     (c) The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever.

     (d) If some but less than all amounts due from the Borrower are received by the Administrative Lender, the Administrative Lender shall apply such amounts in the following order of priority: (i) to the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable, if any; (ii) to the payment of all other fees then due and payable; (iii) to the payment of interest then due and payable on the Revolving Credit Advances; (iv) to the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Revolving Credit Advances.

     Section 2.11 LIBOR LENDING OFFICES. Each Lender's initial LIBOR Lending Office is set forth opposite its name in SCHEDULE 1 attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate of such Lender as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to SECTION 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses resulting from a change in law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

     Section 2.12 SHARING OF PAYMENTS. Any Lender obtaining a payment (whether voluntary or involuntary, due to the exercise of any right of set-off, or otherwise) on account of its Advances (other than pursuant to SECTIONS 2.14, 2.15(d), 2.15(f)(ii), 9.3 or 9.5) in excess of its Specified Percentage of all payments made by the Borrower with respect to Revolving Credit

Advances shall purchase from each other Lender such participation in the Revolving Credit Advances made by such other Lender as shall be necessary to cause such purchasing Lender to share the excess payment pro rata according to Specified Percentages with each other Lender; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     Section 2.13 CALCULATION OF LIBOR RATE. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

     Section 2.14   TAXES.

     (a) Any and all payments by the Borrower hereunder shall be made, in accordance with SECTION 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges and withholdings, and all liabilities with respect thereto, EXCLUDING, in the case of each Lender and the Administrative Lender, taxes imposed on, based upon or measured by its overall net income, net worth or capital, and franchise taxes, doing business taxes or minimum taxes imposed on it, (i) by the jurisdiction under the laws of which such Lender or the Administrative Lender (as the case may be) is organized and in which it has its applicable lending office or any political subdivision thereof; (ii) by any other jurisdiction, or any political subdivision thereof, other than those imposed by reason of (A) an asserted relation of such jurisdiction to the transactions contemplated by this Agreement, (B) the activities of the Borrower in such jurisdiction, or (C) the activities in connection with the transactions contemplated by this Agreement of a Lender or the Administrative Lender; (iii) by reason of failure by the Lender or the Administrative Lender to comply with the requirements of paragraph (e) of this SECTION 2.14; and
(iv) in the case of any Lender, any Taxes in the nature of transfer, stamp, recording or documentary taxes resulting from a transfer (other than as a result of foreclosure) by such Lender of all or any portion of its interest in this Agreement, the Notes or any other Loan Documents (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Lender, (x) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 2.14) such Lender or the Administrative Lender (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, the Borrower agrees to pay any and all stamp and documentary taxes and any and all other excise and property taxes, charges and similar levies (other than Taxes described in clause (iv) of the first sentence of SECTION 2.14(a)) that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "OTHER TAXES").

     (c) The Borrower will indemnify each Lender and the Administrative Lender for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this SECTION 2.14) paid by such Lender or the Administrative Lender (as the case may be) and all liabilities (including penalties, additions to tax, interest and reasonable expenses) arising therefrom or with respect thereto whether or not such Taxes or Other Taxes were correctly or legally asserted, other than penalties, additions to tax, interest and expenses arising as a result of gross negligence or wilful misconduct on the part of such Lender or the Administrative Lender, PROVIDED, HOWEVER, that the Borrower shall have no obligation to indemnify such Lender or the Administrative Lender unless and until such Lender or the Administrative Lender shall have delivered to the Borrower a certificate certifying that such Taxes or Other Taxes (and/or penalties, additions to tax, interest and reasonable expenses) were actually incurred by such Lender or the Administrative Lender and showing in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount, which certificate shall be conclusive absent manifest or demonstrable error. Nothing in this SECTION 2.14 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender or the Administrative Lender. This indemnification shall be made within 30 days from the date such Lender or the Administrative Lender (as the case may be) makes written demand therefor.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Lender the original or a certified copy of a receipt evidencing payment thereof. For purposes of this SECTION 2.14 the terms "UNITED STATES" and "UNITED STATES PERSON" shall have the meanings set forth in Section 7701 of the Code.

     (e)  Each Lender which is not a United States Person hereby agrees that:

          (i) it shall, no later than the Agreement Date (or, in the case of a Lender which becomes a party hereto pursuant to SECTION 11.6 after the Agreement Date, the date upon which such Lender becomes a party hereto) deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender:

          (A) if any lending office is located in the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("FORM 4224"),

          (B) if any lending office is located outside the United States of America, two (2) accurate and complete signed originals of Internal Revenue Service

               Form 1001 or any successor thereto ("FORM 1001").

     in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such lending office or lending offices under this Agreement free from withholding of United States Federal income tax;

          (ii) if at any time such Lender changes its lending office or lending offices or selects an additional lending office it shall, at the same time or reasonably promptly thereafter but only to the extent the forms previously delivered by it hereunder are no longer effective, deliver to the Borrower through the Administrative Lender, with a copy to the Administrative Lender, in replacement for the forms previously delivered by it hereunder:

          (A) if such changed or additional lending office is located in the United States of America, two (2) accurate and complete signed originals of Form 4224; or

          (B) otherwise, two (2) accurate and complete signed originals of Form 1001, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional lending office under this Agreement free from withholding of United States Federal income tax;

         (iii) it shall, before or promptly after the occurrence of any event (including the passing of time but excluding any event mentioned in clause (ii) above) requiring a change in the most recent Form 4224 or Form 1001 previously delivered by such Lender and if the delivery of the same be lawful, deliver to the Borrower through the Administrative Lender with a copy to the Administrative Lender, two (2) accurate and complete original signed copies of Form 4224 or Form 1001 in replacement for the forms previously delivered by such Lender;

          (iv) it shall, promptly upon the request of the Borrower to that effect, deliver to the Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes; and

          (v) it shall notify the Borrower within 30 days after any event (including an amendment to, or a change in any applicable law or regulation or in the written interpretation thereof by any regulatory authority or any judicial authority, or by ruling applicable to such Lender of any governmental authority charged with the interpretation or administration of any law) shall occur that results in such Lender no longer being capable of receiving payments without any deduction or withholding of United States federal income tax.

     (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this SECTION 2.14 shall survive the payment in full of principal and interest hereunder.

     (g) Each Lender (and the Administrative Lender with respect to payments to the Administrative Lender for its own account) agrees that (i) it will take all reasonable actions by all usual means to maintain all exemptions, if any, available to it from United States withholding taxes (whether available by treaty, existing administrative waiver or by virtue of the location of any Lender's lending office), (ii) it will use reasonable best efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its lending office, if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which may thereafter accrue and would not, in the reasonable judgment of such Lender, be materially disadvantageous to such Lender, and (iii) otherwise cooperate with the Borrower to minimize amounts payable by the Borrower under this SECTION 2.14; PROVIDED, HOWEVER, the Lenders and the Administrative Lender shall not be obligated by reason of this SECTION 2.14(g) to contest the payment of any Taxes or Other Taxes or to disclose any information regarding its tax affairs or tax computations or reorder its tax or other affairs or tax or other planning. Subject to the foregoing, to the extent the Borrower pays sums pursuant to this SECTION 2.14 and the Lender or the Administrative Lender receives a refund of any or all of such sums, such refund shall be applied to reduce any amounts then due and owing under this Agreement or, to the extent that no amounts are due and owing under this Agreement at the time such refunds are received, the party receiving such refund shall promptly pay over all such refunded sums to the Borrower, provided that no Default or Event of Default is in existence at such time.

     (h) If the Borrower becomes obligated to pay additional amounts described in this SECTION 2.14 to any Lender, the Borrower may designate a financial institution reasonably acceptable to the Administrative Lender to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of the Revolving Credit Commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owed to such Lender (including such additional amounts owing to such Lender pursuant to this SECTION 2.14). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in SECTION 11.6 hereof.

     Section 2.15   LETTERS OF CREDIT.

     (a) THE LETTER OF CREDIT FACILITY. The Borrower may request the Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and the Issuing Bank shall, if so requested, issue, letters of credit (the "LETTERS OF CREDIT") for the account of the Borrower from time to time on any Business Day from the date of the initial Advance until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed, at any time outstanding (less Cash Collateralized Letters of Credit), the lesser of (i) $5,000,000 (the "LETTER OF CREDIT FACILITY"), and (ii) the result of (1) the Revolving Credit Commitment MINUS
(2) the aggregate principal amount of Revolving Credit Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than the earlier of (i) the Maturity Date or
(ii) one year after the date of issuance thereof. Immediately upon the issuance of each Letter of Credit (or on the Agreement Date, with respect to Existing Letters of Credit), the Issuing Bank shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from the Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage times
(y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this SECTION 2.15(a), repay any Revolving Credit Advances resulting from drawings thereunder pursuant to SECTION 2.15(c) and request the issuance of additional Letters of Credit under this SECTION 2.15(a).

     (b) REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon notice, given not later than 11:00 a.m. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank in form and substance reasonably satisfactory to the Borrower and the Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "LETTER OF CREDIT AGREEMENT"), PROVIDED that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such notice of issuance of a Letter of Credit by the Borrower (a "NOTICE OF ISSUANCE") shall be by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested (A) date of such issuance (which shall be a Business
Day), (B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, and (E) form of such Letter of Credit and specifying such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank in its reasonable discretion, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in ARTICLE 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in
SECTION 11.1 or as otherwise agreed with the Borrower in connection with such issuance.

     (c) DRAWING AND REIMBURSEMENT. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Revolving Credit Advance, which shall bear interest at the Base Rate Basis, in the amount of such draft (but without any requirement for compliance with the conditions set forth in ARTICLE 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 a.m. (Dallas time) on the first Business Day after such drawing, the Issuing Bank shall promptly notify Administrative Lender and each other Lender. Each such Lender shall, on the first Business Day following such notification, make a Revolving Credit Advance, which shall bear interest at the Base Rate Basis, and shall be used to repay the applicable portion of the Issuing Bank's advance with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse the Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in
ARTICLE 3 hereof) and shall make available to the Administrative Lender for the account of the Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Revolving Credit Advance. In the event that any Lender fails to make available to the Administrative Lender for the account of the Issuing Bank the amount of such Revolving Credit Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

     (d) INCREASED COSTS. If (a) the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or (b) any change in any Law or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender or (ii) impose on the Issuing Bank or any Lender or any corporation controlling the Issuing Bank or any Lender any other condition regarding this Agreement or any Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank or any corporation controlling the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender or any corporation controlling such Lender of purchasing any participation therein or making any Revolving Credit Advance pursuant to SECTION 2.15(c), then, within 30 days after demand by the Issuing Bank or such Lender, the Borrower shall, subject to SECTION 11.9 hereof, pay to the Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender or any corporation controlling such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Issuing Bank or such Lender, shall certify that such increased costs were actually incurred by the Issuing Bank or such Lender and shall show in reasonable detail an accounting of the amount payable and the calculation used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. In determining such amount, the Issuing Bank or such Lender may use any reasonable averaging or attribution method. Nothing in this SECTION 2.15(d) shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of the Issuing Bank or any Lender. If the Borrower becomes obligated to pay additional amounts described in this SECTION 2.15(d) to any Lender, the Borrower may designate a financial institution reasonably acceptable to the Administrative Lender to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of the Revolving Credit Commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expenses to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to this SECTION 2.15(d). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in SECTION 11.6 hereof. The obligations of the Borrower under this SECTION 2.15(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this SECTION 2.15(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the reasonable judgment of the Issuing Bank or such Lender, be otherwise disadvantageous.

     (e) OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Revolving Credit Advance pursuant to SECTION 2.15(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (i) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C RELATED DOCUMENTS");

          (ii) (A) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to
     SECTION 2.15(c) or (B) any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

         (iii) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or wilful misconduct;

          (vi) any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Revolving Credit Advance pursuant to
     SECTION 2.15(c); or

          (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than the Issuing's Bank gross negligence or wilful misconduct.

     (f)  COMPENSATION FOR LETTERS OF CREDIT.

          (i) CREDIT FEE. Subject to SECTION 11.9 hereof, the Borrower shall pay to the Administrative Lender for the account of each Lender a fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date) on the average daily amount available for drawing under all outstanding Letters of Credit at the following per annum percentages, applicable in the following situations:


                     Applicability                   Percentage
                     -------------                   ----------
            (a)  INITIAL PRICING PERIOD                 1.00

            (b)  SUBSEQUENT PRICING PERIOD

                 (1)  If the Leverage Ratio is
                      greater than 2.50 to 1            2.25

                 (2)  If the Leverage Ratio is
                      less than or equal to 2.50
                      to 1 but greater than 1.75
                      to 1                              1.75

                 (3)  If the Leverage Ratio is less
                      than or equal to 1.75 to 1 but
                      greater than 1.00 to 1            1.25

                 (4)  If the Leverage Ratio is less
                      than or equal to 1.00 to 1        1.00


     The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested by using the Leverage Ratio calculated as of the end of each fiscal quarter during the Subsequent Pricing Period. Any such increase or reduction in such fee shall be effective within 2 Business Days of the date of receipt by the Administrative Lender of the financial statements required pursuant to SECTION 6.1 or 6.2 hereof, as applicable, for each such fiscal quarter and the Compliance Certificate required pursuant to SECTION 6.3 hereof. If such financial statements and Compliance Certificate are not received by the date required, the fee payable in respect of the Letters of Credit shall be determined as if the Leverage Ratio is greater than 2.50 to 1 until such time as such financial statements and Compliance Certificate are received. Subject to SECTION 11.9 hereof, such fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (ii) ISSUANCE FEE. Subject to SECTION 11.9 hereof, the Borrower shall pay to the Administrative Lender for the account of the Issuing Bank an issuance fee (which shall be payable on the date of issuance of each Letter of Credit) in an amount equal to the greater of (a) $250 or
     (b) the product of (x) 0.25% times (y) the face amount of the Letter of Credit being issued.

         (iii) ADMINISTRATIVE FEE. Subject to SECTION 11.9 hereof, the Borrower shall pay, with respect to each amendment, renewal or transfer of each Letter of Credit and each drawing made thereunder, reasonable documentary and processing charges in accordance with the Issuing Bank's standard schedule for such charges in effect at the time of such amendment, renewal, transfer or drawing, as the case may be.

     (g)  L/C CASH COLLATERAL ACCOUNT.

          (i) Upon the occurrence of an Event of Default and demand by the Administrative Lender pursuant to SECTION 8.2(c) (but in the case of an Event of Default specified in SECTION 8.1(f) or (g) hereof, without any demand or taking of any other action by the Administrative Lender or any other Lender), the Borrower will promptly pay to the Administrative Lender in immediately available funds an amount equal to the maximum amount then available to be drawn under the Letters of Credit then outstanding. Any amounts so received by the Administrative Lender shall be deposited by the Administrative Lender in a deposit account maintained by the Issuing Bank (the "L/C CASH COLLATERAL ACCOUNT"). In addition, as provided in SECTION 2.5(b) hereof, the Borrower will also deposit in the L/C Cash Collateral Account immediately available funds to cash collateralize Letters of Credit.

          (ii) As security for the payment of all Reimbursement Obligations and for any other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Lender (for the benefit of the Issuing Bank and Lenders), and creates in the Administrative Lender's favor (for the benefit of the Issuing Bank and

     Lenders) a Lien in, all money, instruments and securities at any time held in or acquired in connection with the L/C Cash Collateral Account, together with all proceeds thereof. The L/C Cash Collateral Account shall be under the sole dominion and control of the Administrative Lender and the Borrower shall have no right to withdraw or to cause the Administrative Lender to withdraw any funds deposited in the L/C Cash Collateral Account. At any time and from time to time, upon the Administrative Lender's request, the Borrower promptly shall execute and deliver any and all such further instruments and documents, including UCC financing statements, as may be necessary, appropriate or desirable in the Administrative Lender's judgment to obtain the full benefits (including perfection and priority) of the security interest created or intended to be created by this paragraph (ii) and of the rights and powers herein granted. The Borrower shall not create or suffer to exist any Lien on any amounts or investments held in the L/C Cash Collateral Account other than the Lien granted under this paragraph (ii) and Liens arising by operation of Law and not by contract which secure amounts not yet due and payable.

         (iii) The Administrative Lender shall (A) apply any funds in the L/C Cash Collateral Account on account of Reimbursement Obligations when the same become due and payable, (B) if at any time prior to the occurrence of a Default or Event of Default, the amount in the L/C Cash Collateral Account exceeds the amount of the Cash Collateralized Letters of Credit, pay such excess to the Borrower, and (C) after the Maturity Date or if at any time the amount in the L/C Cash Collateral Account exceeds the amount of the Reimbursement Obligations, apply any proceeds remaining in the L/C Cash Collateral Account FIRST to pay any unpaid Obligations then outstanding hereunder and THEN to refund any remaining amount to the Borrower.

          (iv) The Borrower, no more than once in any calendar month, may direct the Administrative Lender to invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in (A) Cash Equivalents or direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof and (B) one or more other types of investments permitted by the Determining Lenders, in each case with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. In the absence of any such direction from the Borrower, the Administrative Lender shall invest the funds held in the L/C Cash Collateral Account (so long as the aggregate amount of such funds exceeds any relevant minimum investment requirement) in one or more types of investments with the consent of the Determining Lenders with such maturities as the Borrower, with the consent of the Determining Lenders, may specify, pending application of such funds on account of Reimbursement Obligations or on account of other Obligations, as the case may be. All such investments shall be made in the Administrative Lender's name for the account of the Lenders, subject to the ownership interest therein of the Borrower. The Borrower recognizes that any losses or taxes with respect to such investments shall be borne solely by the Borrower, and the Borrower agrees to hold the Administrative Lender and the Lenders harmless from any and all such losses and taxes. Administrative Lender may liquidate any investment held in the L/C Cash Collateral Account in order to apply the proceeds of such investment on account of the Reimbursement Obligations as provided in SECTION 2.15(g)(iii) hereof (or on account of any other Obligation then due and payable, as the case may be) without regard to whether such investment has matured and without liability for any penalty or other fee incurred (with respect to which the Borrower hereby agrees to reimburse the Administrative Lender) as a result of such application.

          (v) After the establishment of the L/C Cash Collateral Account pursuant to SECTION 2.15(g)(i) hereof, the Borrower shall pay to the Administrative Lender the fees customarily charged by the Issuing Bank with respect to the maintenance of accounts similar to the L/C Cash Collateral Account.

                                   ARTICLE 3

                             CONDITIONS PRECEDENT

     Section 3.1 CONDITIONS PRECEDENT TO CLOSING, THE INITIAL REVOLVING CREDIT ADVANCE AND THE INITIAL LETTERS OF CREDIT. The obligation of each Lender to make any Revolving Credit Advance and the obligation of the Issuing Bank to issue Letters of Credit is subject to (i) receipt by the Administrative Lender of the following items which are to be delivered, in form and substance satisfactory to each Lender, with a copy (except for the Notes) for each Lender, and (ii) satisfaction of the following conditions which are to be satisfied:

     (a) A loan certificate of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Certificate of Incorporation of the Borrower, certified to be true, complete and correct by the Secretary of State of Delaware, (ii) a copy of its Bylaws, as in effect on the Agreement Date, and (iii) a copy of a certificate of good standing and a certificate of existence for its state of organization and each state in which the nature of its business requires it to be qualified to do business except where the failure to be in good standing would not have a Material Adverse Effect;

     (b) a duly executed Revolving Credit Note payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Revolving Credit Commitment;

     (c) UCC-11 searches in appropriate jurisdictions where Collateral is located;

     (d) opinions of counsel to the Borrower and each Subsidiary addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering the matters set forth in SECTIONS 4.1(a), (b), (c), (h), (m), (n) and (p) and such other matters incident to the transactions contemplated hereby as the Administrative Lender or Special Counsel may reasonably request;

     (e) reimbursement for the Administrative Lender for Special Counsel's reasonable and customary fees (on an hourly basis) and expenses rendered through the date hereof;

     (f) evidence that all proceedings of the Borrower and its Subsidiaries taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions;

     (g)  any fees or expenses required to be paid pursuant to the Fee Letter;

     (h) duly executed and completed Pledge Agreements, dated as of the Agreement Date granting a Lien, subject only to Permitted Liens, in all Collateral covered thereby, together with related financing statements, stock powers, stock certificates evidencing ownership of 66% of the issued and outstanding Capital Stock of each Foreign Subsidiary;

     (i) simultaneously with the making of the initial Advance, executed UCC-3 Termination Statements to be filed in appropriate jurisdictions to terminate all Liens against assets of the Borrower and its Subsidiaries other than Permitted Liens;

     (j) the Initial Public Offering shall have occurred on terms and conditions acceptable to the Lenders, including but not limited to the condition that the Borrower shall have received at least $50,000,000 in Net Cash Proceeds thereof;

     (k) there shall have occurred no material adverse change in the business, assets or financial condition of the Borrower and its Subsidiaries, taken as a whole, since the date of the financial statements referred to in
SECTION 4.1(j)(i) hereof;

     (l) simultaneously with the making of the initial Advance, all Indebtedness of the Borrower under the Existing Credit Agreement (other than in respect of the Existing Letters of Credit) shall have been refinanced in full pursuant to the terms hereof and all Liens granted with respect thereto (other than with respect to the Capital Stock of each Foreign Subsidiary) shall be terminated and released;

     (m) duly executed Subordination Agreements executed by each Subsidiary of the Borrower, dated as of the Agreement Date; and

     (n) in form and substance reasonably satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation, evidence of the status, organization or authority of the Borrower or any Subsidiary of the Borrower, and the enforceability of the Obligations.

     Section 3.2 CONDITIONS PRECEDENT TO ALL REVOLVING CREDIT ADVANCES AND LETTERS OF CREDIT. The obligation of each Lender to make each Revolving Credit Advance hereunder and the obligation of the Issuing Bank to issue each Letter of Credit is subject to fulfillment of the following conditions immediately prior to or contemporaneously with each such Revolving Credit Advance or issuance:

     (a) With respect to each Revolving Credit Advance and each issuance of a Letter of Credit, all of the representations and warranties of the Borrower under this Agreement, which, pursuant to SECTION 4.2 hereof, are made at and as of the time of each such Revolving Credit Advance or issuance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Revolving Credit Advance, except as otherwise expressly provided in said SECTION 4.2 hereof;

     (b) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to SECTION 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Revolving Credit Advance, is received by the Administrative Lender from the Borrower prior to the making of such Revolving Credit Advance;

     (c) There shall not exist a Default or Event of Default hereunder, and, with respect to each Revolving Credit Advance and Letter of Credit, the Administrative Lender shall have received written or telephonic certification thereof by an Authorized Signatory (which certification, if telephonic, shall be followed promptly by written certification);

     (d) The aggregate Revolving Advances and Letters of Credit, after giving effect to such proposed Revolving Credit Advance or Letter of Credit, shall not exceed the maximum principal amount then permitted to be outstanding hereunder;

     (e) No order, judgment, injunction or decree of any Tribunal shall purport to enjoin or restrain any Lender or the Issuing Bank from making any Revolving Credit Advance or issuing any Letter of Credit;

     (f) There shall not be pending, or to the knowledge of the Borrower, threatened any Litigation against or affecting the Borrower or any Subsidiary of the Borrower or any property of the Borrower or any Subsidiary of the Borrower that has not been disclosed in writing by the Borrower pursuant to
SECTION 4.1(h), 6.4(d) or 6.5(a) prior to the making of the last preceding Revolving Credit Advance or the issuance of the last preceding Letter of Credit (or in the case of the initial Revolving Credit Advances and Letters of Credit, prior to the Agreement Date) and there shall have occurred no development not so disclosed in any such Litigation that, in either event, would reasonably be expected to have a Material Adverse Effect; and

     (g) There shall have occurred no material adverse change in the business, financial condition, results of operations or business prospects of the Borrower and its Subsidiaries, taken as a whole, since June 30, 1997.

     Section 3.3 CONDITIONS PRECEDENT TO CONVERSIONS AND CONTINUATIONS. The obligation of the Lenders to convert any existing Base Rate Advance into a LIBOR Advance or to continue any existing LIBOR Advance is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Borrower to each of the Lenders that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.

                                   ARTICLE 4

                        REPRESENTATIONS AND WARRANTIES

     Section 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to each Lender as follows:

     (a) ORGANIZATION; POWER; QUALIFICATION. The respective jurisdiction of organization or incorporation and percentage ownership by the Borrower of the Subsidiaries listed on SCHEDULE 4 are true and correct as of the Agreement Date. SCHEDULE 4 is a complete and accurate listing as of the Agreement Date, showing with respect to each Subsidiary of the Borrower (a) its mailing address, which is its principal place of business, (b) the classes of its Capital Stock and the number of amount of its Capital Stock authorized and outstanding, (c) each record and beneficial owner of its outstanding Capital Stock, and (d) all outstanding options, rights, rights of conversion, redemption, purchase or repurchase, rights of first refusal and similar rights relating to the Capital Stock. All of the outstanding Capital Stock of the Borrower and each Subsidiary of the Borrower is validly issued, fully paid and non-assessable. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state, county or province of organization. Each of the Borrower and its Subsidiaries has the legal power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries is authorized to do business, duly qualified and in good standing as set forth in SCHEDULE 7 and no qualification or authorization is necessary in any other jurisdictions in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

     (b) AUTHORIZATION. The Borrower has legal power and has taken all necessary legal action to authorize it to borrow and request Letters of Credit hereunder. Each of the Borrower and its Subsidiaries has legal power and has taken all necessary legal action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or the Subsidiary of the Borrower executing it.
 Each of the Loan Documents to which the Borrower or any of its Subsidiaries is a party is a legal, valid and binding obligation of the Borrower or such Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary of the Borrower).

     (c) COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not
(i) require any consent or approval necessary on or prior to the Agreement Date not already obtained, except to the extent that the failure to obtain any such consent or approval could not reasonably be expected to have a Material Adverse Effect, (ii) violate any Applicable Law, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of, or constitute a default under the certificate of incorporation or by-laws of the Borrower or any Subsidiary of the Borrower, (iv) conflict with, result in a breach of, or constitute a default under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any Subsidiary of the Borrower is a party or by which they or their respective properties may be bound, the result of which could reasonably be expected to have a Material Adverse Effect, or (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary of the Borrower, except Permitted Liens.

     (d) BUSINESS. The Borrower and its Subsidiaries are engaged primarily in the business of designing, manufacturing and marketing direct current power supplies and activities directly related thereto.

     (e) LICENSES, ETC. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions, unless the failure to obtain or have in effect such Necessary Authorizations would not result in a Material Adverse Effect. The Borrower and its Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which could reasonably be expected to impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation, the effect of which could reasonably be expected to have a Material Adverse Effect.

     (f) COMPLIANCE WITH LAW. The Borrower and its Subsidiaries are in compliance in all respects with all Applicable Laws, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     (g) TITLE TO PROPERTIES. The Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that names the Borrower or any of its Subsidiaries as debtor or covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing (except relating to Permitted Liens).

     (h) LITIGATION. Except as reflected on SCHEDULE 3 hereto, as of the Agreement Date there is no Litigation pending against, or, to the Borrower's current actual knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the amount claimed (in excess of applicable insurance) exceeds $500,000.

     (i) TAXES. All federal, state and other tax returns of the Borrower and its Subsidiaries required by law to be filed have been duly filed or extensions have been timely filed, and all federal, state and other Taxes upon the Borrower, its Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in accordance with SECTION 5.6 hereof. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their Taxes or their obligations in respect of the Tax Distributions are, in the judgment of the Borrower, adequate.

     (j)  FINANCIAL STATEMENTS; MATERIAL LIABILITIES.

          (i) Borrower has heretofore delivered to Lenders (a) the audited combined balance sheets of the Borrower and its Subsidiaries as at December 31, 1996, and the related statements of earnings and changes in investment and statement of cash flows for the twelve-month period then ended, and (b) unaudited combined balance sheets of the Borrower and its Subsidiaries as at June 30, 1997, and the related statements of earnings and changes in investment and statement of cash flows for the six-month period then ended. Such financial statements were prepared in conformity with GAAP (except for the absence of footnotes) and fairly present, in all material respects, the financial position of the Borrower and its Subsidiaries as at the date thereof and the combined results of operations and cash flows for the period covered thereby.

          (ii) The projected financial statements of the Borrower and its Subsidiaries delivered to the Lenders prior to or on the Agreement Date were prepared in good faith and management of the Borrower believes them to be based on reasonable assumptions and to fairly present in all material respects the projected financial condition of the

     Borrower and its Subsidiaries and the projected results of operations as of the dates and for the periods shown for the Borrower and its Subsidiaries, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

          (iii) The financial statements of the Borrower and its Subsidiaries delivered to the Lenders pursuant to SECTION 6.1 and 6.2 hereof fairly present in all material respects their respective financial condition and their respective results of operations as of the dates and for the periods shown, all in accordance with GAAP, subject to normal year-end adjustments. The latest of such financial statements reflects all material liabilities, direct and contingent, of the Borrower and each Subsidiary of the Borrower that are required to be disclosed in accordance with GAAP. As of the date of the latest of such financial statements, there were no Guaranties, liabilities for Taxes, forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are substantial in amount that are required to be reflected but that are not reflected on such financial statements.

     (k) NO ADVERSE CHANGE. Since the date of the last financial statements delivered to the Lenders pursuant to SECTION 6.1 or 6.2 hereof, no event or circumstance has occurred or arisen which is reasonably likely to have a Material Adverse Effect.

     (l) ERISA. None of the Borrower or its Controlled Group maintains or contributes to any Plan subject to Title IV of ERISA other than those disclosed to the Administrative Lender in writing. Each such Plan (other than any Multiemployer Plan) is in compliance in all material respects with the applicable provisions of ERISA, the Code, and any other applicable Law, except to the extent that failure to so comply would not reasonably be expected to have a Material Adverse Effect. With respect to each Plan (other than any Multiemployer Plan) of the Borrower and each member of its Controlled Group, all reports required under ERISA or any other Applicable Law to be filed with any governmental authority, the failure of which to file could reasonably result in liability of the Borrower or any member of its Controlled Group in excess of $500,000, have been duly filed. All such reports are true and correct in all material respects as of the date given. No Plan of the Borrower or any member of its Controlled Group has been terminated under Section 4041(c) of ERISA nor has any accumulated funding deficiency (as defined in Section 412(a) of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has failed to make any contribution or pay any amount due or owing as required under the terms of any such Plan, or by Section 412 of the Code or Section 302 of ERISA by the due date under Section 412 of the Code and Section 302 of ERISA, the result of which could reasonably be expected to have a Material Adverse Effect. There has been no ERISA Event or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Plan or its related trust of the Borrower or any member of its Controlled Group since the effective date of ERISA. The present value of the benefit liabilities, as defined in Title IV of ERISA, of each Plan subject to Title IV of ERISA (other than a Multiemployer Plan) of the Borrower and each member of its Controlled Group does not exceed by more than $500,000 the present value of the assets of each such Plan as of the most recent valuation date using each such Plan's actuarial assumptions at such date. There are no pending, or to the best of the Borrower's knowledge threatened, claims, lawsuits or actions (other than routine claims for benefits in the ordinary course) asserted or instituted against, and neither the Borrower nor any member of its Controlled Group has knowledge of any threatened litigation or claims against, the assets of any Plan or its related trust or against any fiduciary of a Plan with respect to the operation of such Plan, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or, to the best of the Borrower's knowledge, any member of its Controlled Group has engaged in any prohibited transactions, within the meaning of Section 406 of ERISA or
Section 4975 of the Code, in connection with any Plan the result of which could reasonably be expected to have Material Adverse Effect. None of the Borrower or any member of its Controlled Group has withdrawn from any Multiemployer Plan, nor has incurred or reasonably expects to incur (A) any liability under Title IV of ERISA (other than premiums due under Section 4007 of ERISA to the PBGC), (B) any withdrawal liability (and no event has occurred which with the giving of notice under Section 4219 of ERISA would result in such liability) under Section 4201 of ERISA as a result of a complete or partial withdrawal (within the meaning of Section 4203 or 4205 of ERISA) from a Multiemployer Plan, or (C) any liability under Section 4062 of ERISA to the PBGC or to a trustee appointed under Section 4042 of ERISA.
None of the Borrower, any member of its Controlled Group, or any organization to which the Borrower or any member of its Controlled Group is a successor or parent corporation within the meaning of ERISA Section 4069(b), has engaged in a transaction within the meaning of ERISA Section 4069, the result of which could reasonably be expected to have a Material Adverse Effect. None of the Borrower or any member of its Controlled Group maintains or has established any Plan, which is a welfare benefit plan within the meaning of
Section 3(1) of ERISA and which provides for continuing benefits or coverage for any participant or any beneficiary of any participant after such participant's termination of employment, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), the result of which could reasonably be expected to have a Material Adverse Effect. Each of Borrower and its Controlled Group which maintains a Plan which is a welfare benefit plan within the meaning of Section 3(1) of ERISA has complied in all material respects with any applicable notice and continuation requirements of COBRA and the regulations thereunder. None of the Borrower or any member of its Controlled Group maintains, has established, or has ever participated in a multiemployer welfare benefit arrangement within the meaning of Section 3(40)(A) of ERISA.

     (m) COMPLIANCE WITH REGULATIONS G, T, U AND X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances or Letters of Credit will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No more than 25% of the assets of the Borrower and its Subsidiaries are margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which would cause this Agreement or any other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

     (n) GOVERNMENTAL REGULATION. The Borrower and its Subsidiaries are not required to obtain any Necessary Authorization on or prior to the Agreement Date that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any Tribunal in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowings hereunder.

     (o) ABSENCE OF DEFAULT. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their certificates of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or by which they or any of their respective properties is bound, except to the extent that such default could not reasonably be expected to have a Material Adverse Effect.

     (p) GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, or any other Law, domestic or foreign, limiting its ability to incur Indebtedness for money borrowed or to create Liens on any of its properties or assets to secure such Indebtedness. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

     (q) ENVIRONMENTAL MATTERS. Neither the Borrower nor any Subsidiary has any current actual knowledge that any substance deemed hazardous by any Applicable Environmental Law, has been installed (i) on any real property fee title to which is now owned by the Borrower or any of its Subsidiaries or
(ii) by Borrower or any of its Subsidiaries on any real property leased by the Borrower or any of its Subsidiaries, in either case in a manner which does not comply with Applicable Environmental Laws, except to the extent that the failure to so comply could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries are not in violation of or subject to any existing, pending or, to the best of the Borrower's knowledge, threatened investigation or inquiry by any Tribunal or to any material remedial obligations under any Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have not obtained and are not required to obtain any permits, licenses or similar authorizations other than certificates of occupancy and building permits and other authorizations that have been obtained to construct, occupy, operate or use any buildings, improvements, fixtures, and equipment forming a part of any real property owned or leased by the Borrower or any Subsidiary of the Borrower by reason of any Applicable Environmental Laws, except to the extent that the failure to so obtain could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries undertook, at the time of acquisition of fee title to any real property, reasonable inquiry into the previous ownership and uses of such real property consistent with good commercial or customary practice. The Borrower and its Subsidiaries have taken reasonable steps to determine, and the Borrower and its Subsidiaries have no current actual knowledge, that any hazardous substances or solid wastes have been disposed of or otherwise released (i) on or to the real property fee title to which is owned by the Borrower or any of its Subsidiaries or (ii) by Borrower or any of its Subsidiaries on or to any real property leased by Borrower or any of its Subsidiaries, all within the meaning of the Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect.

     (r) CERTAIN FEES. No broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Revolving Credit Commitment or the Revolving Credit Advances hereunder. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

     (s) NECESSARY AUTHORIZATIONS. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could reasonably be expected to result in the imposition of any restriction thereon of such a nature that could reasonably be expected to be classified as a Material Adverse Effect.

     (t) PATENTS, ETC. The Borrower and its Subsidiaries have collectively obtained or applied for all patents, trademarks, service marks, trade names, copyrights, licenses and other rights, free from burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, except to the extent that the failure to so obtain or apply could not reasonably be expected to have a Material Adverse Effect. Nothing has come to the current actual knowledge of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary of the Borrower may infringe any patent, trademark, service mark, trade name, copyright, license or other right owned by any other Person, or
(ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary of the Borrower contesting its right to sell or use any such process, method, part or other material, which could reasonably be expected to be classified as a Material Adverse Effect.

     (u) DISCLOSURE. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Subsidiary of the Borrower in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished, unless such statements were corrected in writing and delivered to the Lenders prior to the Agreement Date. The representation and warranty made in the immediately preceding sentence shall be qualified to the best of the Borrower's knowledge to the extent the information referred to therein was prepared or furnished to the Borrower by another Person on their behalf. As of the Agreement Date, there is no fact known to the Borrower and not known to the public generally that could reasonably be expected to have a Material Adverse Effect, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

     (v) SOLVENCY. The Borrower is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

     (w) LABOR RELATIONS. Neither the Borrower nor any Subsidiary is a party to a collective bargaining agreement or similar agreement, and the Borrower and each Subsidiary is in compliance in all material respects with all Laws respecting employment and employment practices, terms and conditions of employment, wages and hours and other laws related to the employment of its employees, and there are no arrears in the payment of wages, withholding or social security taxes, unemployment insurance premiums or other similar obligations of the Borrower or any Subsidiary or for which the Borrower or any Subsidiary may be responsible other than in the ordinary course of business. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrower or any Subsidiary that would have a Material Adverse Effect.

     (x) CONSOLIDATED BUSINESS ENTITY. The Borrower and its Subsidiaries are operated as a part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities.

     Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Revolving Credit Advance and the date of issuance of each Letter of Credit, and each shall be true and correct in all material respects when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance or permitted by the terms of this Agreement or (c) such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Revolving Credit Advance or the issuance of any Letter of Credit under this Agreement.

                                   ARTICLE 5

                               GENERAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Revolving Credit Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 5.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. The Borrower shall, and shall cause each Subsidiary of the Borrower to:

     (a) except as otherwise permitted pursuant to SECTION 7.4 hereof, preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from any Tribunal, the loss of which could reasonably be expected to have a Material Adverse Effect; and

     (b) except as otherwise permitted pursuant to SECTION 7.4 hereof, qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Section 5.2 BUSINESS; COMPLIANCE WITH APPLICABLE LAW. The Borrower and its Subsidiaries shall (a) engage primarily in the businesses set forth in SECTION 4.1(d) hereof, and (b) comply in all respects with the requirements of all applicable Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     Section 5.3 MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate (in the reasonable judgment of the Borrower) repairs, renewals, replacements, additions, betterments and improvements thereto, except where the failure to so maintain, repair, renew, replace or improve could not reasonably be expected to have a Material Adverse Effect.

     Section 5.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries shall maintain a fiscal year ending on the last day of December.

     Section 5.5 INSURANCE. The Borrower shall, and shall cause each Subsidiary of the Borrower to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability, but in no event less than the amount and types insured as of the Agreement Date to the extent available at reasonable cost. Each insurance policy shall
(i) provide for at least 30 days' prior notice to the Administrative Lender of any proposed termination or cancellation of such policy, whether on account of default or otherwise and (ii) otherwise contain the requirements for insurance set forth in the Security Agreements.

     Section 5.6 PAYMENT OF TAXES AND CLAIMS. The Borrower shall, and shall cause each Subsidiary of the Borrower to, pay and discharge all material Taxes upon it or its income or properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such Tax or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as no Lien (other than a Permitted Lien) shall attach with respect thereto and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower shall, and shall cause each Subsidiary of the Borrower to, timely file all information returns (or extensions of such filing deadlines) required by federal, state or local tax authorities.

     Section 5.7 VISITS AND INSPECTIONS. The Borrower shall, and shall cause each Subsidiary of the Borrower to, promptly permit representatives of the Administrative Lender or any Lender from time to time after notice by the Administrative Lender or any Lender no later than the previous Business Day to (a) visit and inspect the properties of the Borrower and its Subsidiaries as often as the Administrative Lender or any Lender shall reasonably deem advisable, (b) audit, inspect and make extracts from and copies of the Borrower's and each such Subsidiary's books and records, and (c) discuss with the Borrower's and each such Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects. The Borrower shall pay the reasonable expenses related to inspections and audits performed by the Administrative Lender. Prior to the occurrence of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Lender or any Lender without any requirement for advance notice.

     Section 5.8 USE OF PROCEEDS. The Borrower shall use the proceeds of Revolving Credit Advances and Letters of Credit for refinancing of certain Indebtedness of the Borrower (including in respect of the Existing Credit Agreement), for Acquisitions permitted hereunder and for working capital and other general corporate purposes.

     SECTION 5.9    INDEMNITY.

     (a) THE BORROWER AGREES TO DEFEND, PROTECT, INDEMNIFY AND HOLD HARMLESS THE ADMINISTRATIVE LENDER, EACH LENDER, EACH OF THEIR RESPECTIVE AFFILIATES, AND EACH OF THEIR RESPECTIVE (INCLUDING SUCH AFFILIATES') OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, SHAREHOLDERS AND CONSULTANTS (INCLUDING, WITHOUT LIMITATION, THOSE RETAINED IN CONNECTION WITH THE SATISFACTION OR ATTEMPTED SATISFACTION OF ANY OF THE CONDITIONS SET FORTH HEREIN) OF EACH OF THE FOREGOING (COLLECTIVELY, "INDEMNITEES") FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, REASONABLE COSTS, REASONABLE EXPENSES AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER (INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL FOR SUCH INDEMNITEES IN CONNECTION WITH ANY INVESTIGATIVE, ADMINISTRATIVE OR JUDICIAL PROCEEDING, WHETHER OR NOT SUCH INDEMNITEES SHALL BE DESIGNATED A PARTY THERETO), IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEES (WHETHER DIRECT, INDIRECT OR CONSEQUENTIAL AND WHETHER BASED ON ANY FEDERAL, STATE, OR LOCAL LAWS AND REGULATIONS, UNDER COMMON LAW OR AT EQUITABLE CAUSE, OR ON CONTRACT, TORT OR OTHERWISE, ARISING FROM OR CONNECTED WITH THE PAST, PRESENT OR FUTURE OPERATIONS OF THE BORROWER OR ITS PREDECESSORS IN INTEREST, OR THE PAST, PRESENT OR FUTURE ENVIRONMENTAL CONDITION OF PROPERTY OF THE BORROWER), IN ANY MANNER RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY ACT, EVENT OR TRANSACTION OR ALLEGED ACT, EVENT OR TRANSACTION RELATING OR ATTENDANT THERETO, THE MANAGEMENT OF THE ADVANCES, INCLUDING IN CONNECTION WITH, OR AS A RESULT, IN WHOLE OR IN PART, OF ANY ORDINARY OR MERE NEGLIGENCE OF ADMINISTRATIVE LENDER OR ANY LENDER (OTHER THAN THOSE MATTERS RAISED EXCLUSIVELY BY A PARTICIPANT AGAINST THE ADMINISTRATIVE LENDER OR ANY LENDER AND NOT THE BORROWER), OR THE USE OR INTENDED USE OF THE PROCEEDS OF THE ADVANCES HEREUNDER, OR IN CONNECTION WITH ANY INVESTIGATION OF ANY POTENTIAL MATTER COVERED HEREBY, BUT EXCLUDING (I) ANY CLAIM OR LIABILITY THAT ARISES AS THE RESULT OF THE GROSS NEGLIGENCE OR WILFUL MISCONDUCT OF ANY INDEMNITEE, AS FINALLY JUDICIALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION, AND (II) MATTERS RAISED BY ONE LENDER AGAINST ANOTHER LENDER OR BY ANY SHAREHOLDERS OF A LENDER AGAINST A LENDER OR ITS MANAGEMENT (COLLECTIVELY, "INDEMNIFIED MATTERS"). TO THE EXTENT THAT ANY INDEMNIFIED MATTER INVOLVES ONE OR MORE INDEMNITEES, SUCH INDEMNITEES SHALL USE THE SAME LEGAL COUNSEL UNLESS ANY INDEMNITEE IN ITS REASONABLE DISCRETION DETERMINES THAT CONFLICTS EXIST OR MAY ARISE IN CONNECTION WITH SUCH

REPRESENTATION.

     (b) IN ADDITION, THE BORROWER SHALL PERIODICALLY, UPON REQUEST, REIMBURSE EACH INDEMNITEE FOR ITS REASONABLE LEGAL AND OTHER ACTUAL REASONABLE EXPENSES (INCLUDING THE REASONABLE COST OF ANY INVESTIGATION AND PREPARATION) INCURRED IN CONNECTION WITH ANY INDEMNIFIED MATTER. THE REIMBURSEMENT, INDEMNITY AND CONTRIBUTION OBLIGATIONS UNDER THIS SECTION SHALL BE IN ADDITION TO ANY LIABILITY WHICH THE BORROWER MAY OTHERWISE HAVE, SHALL EXTEND UPON THE SAME TERMS AND CONDITIONS TO EACH INDEMNITEE, AND SHALL BE BINDING UPON AND INURE TO THE BENEFIT OF ANY SUCCESSORS, ASSIGNS, HEIRS AND PERSONAL REPRESENTATIVES OF THE BORROWER, THE ADMINISTRATIVE LENDER, THE LENDERS AND ALL OTHER INDEMNITEES. THIS SECTION SHALL SURVIVE ANY TERMINATION OF THIS AGREEMENT AND PAYMENT OF THE OBLIGATIONS.

     Section 5.10 ENVIRONMENTAL LAW COMPLIANCE. The use which the Borrower or any Subsidiary of the Borrower intends to make of any real property which is owned or leased by it will not result in the disposal or other release of any hazardous substance or solid waste on or to such real property which is in violation of Applicable Environmental Laws, the effect of which could reasonably be expected to have a Material Adverse Effect. As used herein, the terms "hazardous substance" and "release" as used in this Section shall have the meanings specified in CERCLA (as defined in the definition of Applicable Environmental Laws), and the terms "solid waste" and "disposal" shall have the meanings specified in RCRA (as defined in the definition of Applicable Environmental Laws); provided, however, that if CERCLA or RCRA is amended so as to broaden or lessen the meaning of any term defined thereby, such broader or lesser meaning shall apply subsequent to the effective date of such amendment; and provided further, to the extent that any other law applicable to the Borrower, any Subsidiary or any of their properties establishes a meaning for "hazardous substance," "release," "solid waste," or "disposal" which is broader or lesser than that specified in either CERCLA or RCRA, such broader or lesser meaning shall apply. The Borrower agrees to indemnify and hold the Administrative Lender and each Lender harmless from and against, and to reimburse them with respect to, any and all claims, demands, causes of action, loss, damage, liabilities, reasonable costs and reasonable expenses (including reasonable attorneys' fees and courts costs) of any kind or character, known or unknown, fixed or contingent, asserted against or incurred by any of them at any time and from time to time by reason of or arising out of (a) the failure of the Borrower or any Subsidiary to perform any of their obligations hereunder regarding asbestos or Applicable Environmental Laws, (b) any violation on or before the Release Date of any Applicable Environmental Law in effect on or before the Release Date, and (c) any act, omission, event or circumstance existing or occurring on or prior to the Release Date (including without limitation the presence on such real property or release from such real property of hazardous substances or solid wastes disposed of or otherwise released on or prior to the Release
Date), resulting from or in connection with the ownership of the real property, regardless of whether the act, omission, event or circumstance constituted a violation of any Applicable Environmental Law at the time of its existence or occurrence; provided that, the Borrower shall not be under any obligation to indemnify the Administrative Lender or any Lender to the extent that any such liability arises as the result of the negligence or wilful misconduct of such Person, as finally judicially determined by a court of competent jurisdiction. The provisions of this paragraph shall survive the Release Date and shall continue thereafter in full force and effect.

     Section 5.11 FURTHER ASSURANCES. At any time or from time to time upon reasonable request by the Administrative Lender, the Borrower or any Subsidiary of the Borrower shall execute and deliver such further documents and do such other acts and things as the Administrative Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for payment of the Obligations in accordance with the terms of this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower agrees to update and deliver to the Administrative Lender SCHEDULES 3 AND 4 hereto at the time of delivery of the financial statements set forth in SECTIONS 6.1 and 6.2 hereof if the information provided therein is not complete and correct.

                                   ARTICLE 6

                             INFORMATION COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Revolving Credit Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender:

     Section 6.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within 45 days after the end of each fiscal quarter, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income for such fiscal quarter and for the elapsed portion of the year ended with the last day of such fiscal quarter, and consolidated and consolidating statements of cash flow for the elapsed portion of the year ended with the last day of such fiscal quarter, all of which shall be certified by the president or chief financial officer or other officer of the Borrower acceptable to the Administrative Lender, to be, in his or her opinion acting solely in his or her capacity as an officer of the Borrower, present fairly in all material respects, in accordance with GAAP (except for the absence of footnotes), the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such fiscal quarter, and for the elapsed portion of the year ended with the last day of such fiscal quarter, subject only to normal year-end adjustments.

     Section 6.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT.

     (a) Within 90 days after the end of each fiscal year, a copy of (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries, as of the end of the current and prior fiscal years and (ii) the consolidated and consolidating statements of earnings and consolidated statements of changes in shareholders' equity, and statements of cash flow as of and through the end of such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants reasonably acceptable to the Lenders (provided, however, any big six public accounting firm shall be acceptable to the Lenders), whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified as to scope of audit and going concern.

     (b)  Simultaneously with the delivery of the statements required by this
SECTION 6.2, a letter from the Borrower's public accountants certifying that no Default was detected during the examination of the Borrower and its Subsidiaries.

     (c) As soon as available, but in any event within 90 days following the end of each fiscal year, a copy of the annual consolidated operating budget of the Borrower and its Subsidiaries for the succeeding fiscal year.

     Section 6.3 COMPLIANCE CERTIFICATE. At the time financial statements are furnished pursuant to SECTIONS 6.1 and 6.2 hereof, the Compliance Certificate, completed as provided therein.

     Section 6.4    COPIES OF OTHER REPORTS AND NOTICES.

     (a) Promptly upon their becoming available, a copy of (i) all material reports or letters submitted to the Borrower or any Subsidiary of the Borrower by accountants in connection with any annual, interim or special audit, including without limitation any report prepared in connection with the annual audit referred to in SECTION 6.2 hereof, and, if requested by the Administrative Lender, any other comment letter submitted to management in connection with any such audit, (ii) each financial statement, report, notice or proxy statement sent by the Borrower to stockholders generally, (iii) each regular, periodic or other report and any registration statement (other than statements on Form S-8) or prospectus (or material written communication in respect of any thereof) filed by the Borrower or any Subsidiary of the Borrower with any securities exchange, with the Securities and Exchange Commission or any successor agency, and (iv) all press releases concerning material financial aspects of the Borrower or any Subsidiary of the Borrower;

     (b) Promptly upon becoming aware that (i) the holder(s) of any note(s) or other evidence of indebtedness or other security of the Borrower or any Subsidiary of the Borrower in excess of $250,000 in the aggregate has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, (ii) any occurrence or non-occurrence of any event which constitutes or which with the passage of time or giving of notice or both could constitute a material breach by the Borrower or any Subsidiary of the

Borrower under any material agreement or instrument other than this Agreement to which the Borrower or any Subsidiary of the Borrower is a party or by which any of their properties may be bound, or (iii) any event, circumstance or condition which could reasonably be expected to be classified as a Material Adverse Effect, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (c) Promptly upon becoming aware that any party to any Capitalized Lease Obligations or Operating Lease, in each case, in excess of $250,000, has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder, a written notice specifying the details thereof (or the nature of any claimed default or event of default) and what action is being taken or is proposed to be taken with respect thereto;

     (d) Promptly upon receipt thereof, information with respect to and copies of any notices received from any Tribunal relating to any order, ruling, law, information or policy that relates to a breach of or noncompliance with any Law, or could reasonably be expected to result in the payment of money by the Borrower or any Subsidiary of the Borrower in an amount of $250,000 or more in the aggregate, or otherwise have a Material Adverse Effect, or result in the loss or suspension of any Necessary Authorization where such loss could reasonably be expected to have a Material Adverse Effect; and

     (e) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the assets, business, liabilities, financial position, projections, results of operations or business prospects of the Borrower and its Subsidiaries, as the Administrative Lender or any Lender may reasonably request.

     Section 6.5 NOTICE OF LITIGATION, DEFAULT AND OTHER MATTERS. Prompt notice of the following events after the Borrower has knowledge or notice thereof:

     (a) The commencement of all Litigation and investigations by or before any Tribunal, and all actions and proceedings in any court or before any arbitrator involving claims for damages (including punitive damages) in excess of $250,000 (after deducting the amount with respect to the Borrower or any Subsidiary of the Borrower is insured), against or in any other way relating directly to the Borrower, any Subsidiary of the Borrower, or any of their respective properties or businesses; and

     (b) Promptly upon the happening of any condition or event of which the Borrower has current actual knowledge which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto.

     Section 6.6    ERISA REPORTING REQUIREMENTS.

     (a) Promptly and in any event (i) within 30 days after the Borrower or any member of its Controlled Group has current actual knowledge that any ERISA Event described in clause (a) of the definition of ERISA Event or any event described in Section 4063(a) of ERISA with respect to any Plan of the Borrower or any member of its Controlled Group has occurred, and (ii) within 10 days after the Borrower or any member of its Controlled Group has current actual knowledge that any other ERISA Event with respect to any Plan of the Borrower or any member of its Controlled Group has occurred or a request for a minimum funding waiver under Section 412 of the Code with respect to any Plan of the Borrower or any member of its Controlled Group, a written notice describing such event and describing what action is being taken or is proposed to be taken with respect thereto, together with a copy of any notice of event that is given to the PBGC;

     (b) Promptly and in any event within three Business Days after receipt thereof by the Borrower or any member of its Controlled Group from the PBGC, copies of each notice received by the Borrower or any member of its Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

     (c) Promptly and in any event within 30 days after the filing thereof by the Borrower or any member of its Controlled Group with the United States Department of Labor or the Internal Revenue Service, copies of each annual report (including Schedule B thereto, if applicable) with respect to each Plan subject to Title IV of ERISA of which Borrower or any member of its Controlled Group is the "plan sponsor";

     (d) Promptly, and in any event within 10 Business Days after receipt thereof, a copy of any correspondence the Borrower or any member of its Controlled Group receives from the Plan Sponsor (as defined by Section 4001(a)(10) of ERISA) of any Plan concerning potential withdrawal liability pursuant to Section 4219 or 4202 of ERISA, and a statement from the chief financial officer of the Borrower or such member of its Controlled Group setting forth details as to the events giving rise to such potential withdrawal liability and the action which the Borrower or such member of its Controlled Group is taking or proposes to take with respect thereto;

     (e) Notification within 30 days of any material increases in the benefits of any existing Plan which is not a Multiemployer Plan, or the establishment of any new Plans, or the commencement of contributions to any Plan to which the Borrower or any member of its Controlled Group was not previously contributing which would in either case result in a material liability to the Borrower;

     (f) Notification within three Business Days after the Borrower or any member of its Controlled Group knows that the Borrower or any such member of its Controlled Group has filed or intends to file a notice of intent to terminate any Plan under a distress termination within the meaning of Section 4041(c) of ERISA and a copy of such notice; and

     (g) Within three Business Days after receipt of written notice of commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Borrower or any member of its Controlled Group with respect to any Plan, except those which, in the aggregate, if adversely determined could not have a Material Adverse Effect.

                                   ARTICLE 7

                               NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or the Revolving Credit Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

     Section 7.1 INDEBTEDNESS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Indebtedness, except:

     (a)  Indebtedness under the Loan Documents;

     (b) Accounts payable and accrued liabilities incurred in the ordinary course of business; PROVIDED, HOWEVER, all obligations of the Borrower to any of its Subsidiaries in respect of accounts payable and accrued liabilities shall be subject to a Subordination Agreement;

     (c)  Indebtedness, including in respect of Capitalized Lease
Obligations, incurred to purchase, or to finance the purchase of, assets which constitute property, plant and equipment in an aggregate principal amount not in excess of $500,000 outstanding at any time;

     (d) Interest hedging obligations under Interest Hedge Agreements entered into with any Lender or any Affiliate of any Lender;

     (e)  Indebtedness existing on the Agreement Date which is described on
SCHEDULE 6 hereto, including renewals (but no increases) thereof;

     (f) Indebtedness in respect of endorsement of negotiable instruments in the ordinary course of business; and

     (g) Other Indebtedness not to exceed $5,000,000 in aggregate principal amount outstanding at any time.

     Section 7.2 LIENS. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The

Borrower shall not, and shall not permit any Subsidiary to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets.

     Section 7.3 INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, make any Investment, except that the Borrower and any Subsidiary of the Borrower may purchase or otherwise acquire and own:

     (a)  Cash and Cash Equivalents;

     (b) Accounts receivable that arise in the ordinary course of business and are payable on standard terms;

     (c) Investments in existence on the Agreement Date which are described on SCHEDULE 5 hereto;

     (d)  Investments which are Acquisitions permitted pursuant to SECTION
7.6 hereof;

     (e)  Investments in the form of Interest Hedge Agreements permitted by
SECTION 7.1(d) hereof;

     (f)  Investments (excluding accounts receivable from Foreign
Subsidiaries created in the ordinary course of business) in, and expenditures in respect of Acquisitions of, Foreign Subsidiaries by the Borrower in an aggregate amount not to exceed (calculated immediately prior to the date of each such Investment or Acquisition) 50% of Net Worth at any time outstanding; and

     (g) Other Investments not to exceed $500,000 in aggregate amount outstanding at any time.

     Section 7.4 LIQUIDATION, MERGER, NEW SUBSIDIARIES. The Borrower shall not, and shall not permit any Subsidiary of Borrower to, at any time:

     (a) liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, except that a Subsidiary of the Borrower may liquidate or dissolve into the Borrower or a Subsidiary of the Borrower;

     (b) enter into any merger or consolidation unless (i) with respect to a merger or consolidation involving the Borrower, the Borrower shall be the surviving corporation, or if the merger or consolidation involves a Subsidiary of the Borrower and not the Borrower, such Subsidiary shall be the surviving corporation, (ii) such transaction shall not be utilized to circumvent compliance with any term or provision herein and (iii) no Default or Event of Default shall then be in existence or occur as a result of such transaction; or

     (c)  create or acquire any Subsidiary except as permitted pursuant to
SECTION 7.6 hereof.

     Section 7.5 SALES OF ASSETS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, sell, lease, transfer or otherwise dispose of, any of its assets except (a) inventory in the ordinary course of business, (b) obsolete or worn-out assets, (c) asset sales in which the Net Cash Proceeds from the disposition thereof are reinvested, within 90 days before or after such disposition, in productive tangible assets of a similar nature of the Borrower and its Subsidiaries, (d) asset sales the Net Cash Proceeds of which are applied in accordance with SECTION 2.5(d) hereof and
(e) any asset or series of related assets of a value (determined at the greater of book or fair market value) during any Fiscal Year in an aggregate amount not in excess of $1,000,000.

     Section 7.6 ACQUISITIONS. The Borrower shall not, and shall permit any Subsidiary of Borrower to, make any Acquisitions; provided, however, if immediately prior to and after giving effect to the proposed Acquisition there shall not exist a Default or Event of Default, the Borrower or any Subsidiary of the Borrower may make Acquisitions so long as (a) Lenders shall have received written notice at least 30 Business Days prior to the date of such Acquisition, (b) if the Acquisition Consideration for such Acquisition exceeds $20,000,000, the Administrative Lender shall have received at least 20 Business Days prior to the date of such Acquisition a Compliance Certificate setting forth the covenant calculations both immediately prior to and after giving effect to the proposed Acquisition, (c) the assets, property or business acquired shall be in the business described in SECTION 4.1(d) hereof, (d) if such Acquisition results in a Domestic Subsidiary, (A) such Subsidiary shall execute a Subsidiary Guaranty and (B) the Lenders receive such board resolutions, officer's certificates and opinions of counsel as the Administrative Lender shall reasonably request in connection with the Subsidiary Guaranty, and (e) if such Acquisition results in a Foreign Subsidiary, (A) 66% of such Subsidiary's Capital Stock shall be pledged to secure the Obligations pursuant to a Pledge Agreement and (B) the Lenders receive such board resolutions, officer's certificates and opinions of counsel as the Administrative Lender shall reasonably request in connection with clause (A) immediately preceding. Notwithstanding anything in this
SECTION 7.6 or any other provision of this Agreement to the contrary, the Acquisition Consideration for any single Acquisition shall not exceed $40,000,000, and (b) the aggregate amount of expenditures in respect of Acquisitions of, and Investments in, Foreign Subsidiaries by the Borrower shall not exceed (calculated immediately prior to the date of each such Investment or Acquisition) 50% of Net Worth at any time outstanding.

     Section 7.7 CAPITAL EXPENDITURES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, make or commit to make any Capital Expenditures (a) during any Fiscal Year in excess of $5,000,000 in aggregate amount (the "Maximum Amount") PROVIDED, HOWEVER, that the Maximum Amount for each fiscal year shall be increased by an amount equal to the excess, if any, of the Maximum Amount for the previous fiscal year (before making any adjustments in accordance with this proviso) over the actual aggregate Capital Expenditures for such previous fiscal year and (b) in excess of $7,500,000 in aggregate amount in respect of the building owned by PUM at Avenida Rio Mayo Calle Salvatierra Col. La Mesa, San Luis Rio

Colorado, Sonora, Mexico.

     Section 7.8 RESTRICTED PAYMENTS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly declare, pay or make any Restricted Payments except (i) any Subsidiary may declare and pay Dividends to the Borrower, and (ii) the Borrower shall be permitted to pay Stephens Fees; provided, further, however, the Borrower shall not pay or make any Restricted Payments permitted by this SECTION 7.8 unless there shall exist no Default or Event of Default prior to or after giving effect to any such proposed Restricted Payment.

     Section 7.9 AFFILIATE TRANSACTIONS. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, at any time engage in any transaction with an Affiliate on terms materially less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate (other than compensation and advances to employees in the ordinary course of business). The Borrower shall not, and shall not permit any Subsidiary of Borrower to, in any event incur or suffer to exist any Indebtedness or Guaranty in favor of any Affiliate, unless such Affiliate shall subordinate the payment and performance thereof to the Obligations on terms, conditions and documentation satisfactory to the Determining Lenders.

     Section 7.10 COMPLIANCE WITH ERISA. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, or permit any member of its Controlled Group to directly or indirectly, (a) terminate any Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, (b) permit to exist any ERISA Event, or any other event or condition which could reasonably be expected to have a Material Adverse Effect, (c) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Determining Lenders) liability to the Borrower or any member of its Controlled Group taken as a whole, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could reasonably be expected to have a Material Adverse Effect, or (e) permit the present value of all benefit liabilities, as defined in Title IV of ERISA, under each Plan (other than a Multiemployer Plan) of the Borrower or any member of its Controlled Group (using the actuarial assumptions utilized by each such Plan) to exceed the fair market value of Plan assets allocable to such benefits by more than $100,000, all determined as of the most recent valuation date for each such Plan.

     Section 7.11 MAXIMUM LEVERAGE RATIO. The Borrower shall not permit the Leverage Ratio to be greater than 3.00 to 1 at the end of any fiscal quarter.

     Section 7.12 MINIMUM FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than (a) 1.50 to 1 at the end of any fiscal quarter through the last fiscal quarter of Fiscal Year 1998 and (b) 1.75 to 1 at the end of any fiscal quarter thereafter.

     Section 7.13 MINIMUM NET WORTH. The Borrower shall not permit the Net Worth at any time to be less than the sum of (a) $82,000,000, plus (b) 50% of cumulative Net Income for the period from September 30, 1997 to the date of calculation (but excluding from the calculation of such cumulative Net Income the effect, if any, of any fiscal quarter, or a portion of a fiscal quarter not yet ended, for which the Net Income was a negative number) plus (c) an amount equal to the net worth of any Person that, on or after the Agreement Date, becomes a Subsidiary of the Borrower or any of its Subsidiaries or is merged into or consolidated with the Borrower or any of its Subsidiaries or substantially all of the assets of which are acquired by the Borrower or any of its Subsidiaries to the extent that the purchase price therefore is paid in Capital Stock of the Borrower or any of its Subsidiaries, plus (d) an amount equal to 85% of any increase in Net Worth pursuant to offerings of Capital Stock of the Borrower or any of its Subsidiaries or pursuant to the conversion or exchange of any convertible subordinated debt or redeemable preferred stock into Capital Stock of the Borrower or any of its Subsidiaries.

     Section 7.14 SALE AND LEASEBACK. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, enter into any arrangement whereby it sells or transfers any of its assets, and thereafter rents or leases such assets.

     Section 7.15 SALE OR DISCOUNT OF RECEIVABLES. The Borrower shall not, and shall not permit any Subsidiary of the Borrower to, directly or indirectly, sell, with or without recourse, for discount or otherwise, any notes or accounts receivable.

     Section 7.16 BUSINESS. Neither the Borrower nor any Subsidiary of the Borrower shall conduct any business other than the business described in
SECTION 4.1(d) hereof.

     Section 7.17 FISCAL YEAR. Neither the Borrower nor any Subsidiary of the Borrower shall change its fiscal year.

     Section 7.18 BUSINESS. Notwithstanding anything herein to the contrary, neither PUM nor PEI or any other Foreign Subsidiary shall (i) transact any business other than the manufacturing and assembling of direct current power supplies for the benefit of the Borrower or (ii) sell any goods to any Person other than the Borrower or a Domestic Subsidiary of the Borrower; provided, however, notwithstanding anything in this SECTION 7.19 to the contrary, Foreign Subsidiaries may sell goods to Persons other than the Borrower or a Domestic Subsidiary of the Borrower so long as the aggregate amount of such sales during any fiscal year does not exceed 5% of the consolidated gross revenues of the Borrower and its Subsidiaries for the immediately preceding fiscal year.

                                   ARTICLE 8

                                    DEFAULT

     Section 8.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

     (a) Any representation or warranty made under any Loan Document shall prove to have been incorrect or misleading in any material respect when made;

     (b) The Borrower shall fail to pay any (i) principal under any Note when due or (ii) interest under any Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under any other Loan Document within 3 days after the date due;

     (c) The Borrower or any Subsidiary of the Borrower shall default in the performance or observance of any agreement or covenant contained in SECTION
5.1 or ARTICLE 7 hereof and, if such default is capable of being cured by the payment of cash, such default is not cured within three Business Days after discovery thereof by the Borrower by the making of a Member Contribution;

     (d) The Borrower or any Subsidiary of the Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this SECTION 8.1, and such default shall not be cured within a period of 30 days after the earlier of notice from the Administrative Lender thereof or actual notice thereof by the Borrower or such Subsidiary;

     (e) There shall occur any default or breach in the performance or observance of any agreement or covenant in any of the Loan Documents (other than this Agreement) and such default shall not be cured within a period of 30 days after the earlier of notice from the Administrative Lender thereof or actual notice thereof by the Borrower or a Subsidiary of the Borrower;

     (f) There shall be entered a decree or order by a court having competent jurisdiction constituting an order for relief in respect of the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Material Subsidiary, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any Material Subsidiary, and any such decree or order shall continue unstayed and in effect for a period of 45 consecutive days;

     (g) The Borrower or any Material Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal, state or foreign bankruptcy law or other similar law, or the Borrower or any Material Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Material Subsidiary or of substantially all of its properties, or the Borrower or any Material Subsidiary shall make a general assignment for the benefit of creditors, or take any action in furtherance of any such action;

     (h) A final judgment or judgments shall be entered by any court against the Borrower or any Subsidiary of the Borrower for the payment of money which exceeds $250,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Subsidiary of the Borrower which, together with all other such property of the Borrower and its Subsidiaries subject to other such process, exceeds in value $250,000 in the aggregate, and if such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged;

     (i) With respect to any Plan of the Borrower or any member of its Controlled Group: (i) the Borrower, any such member, or any other party-in-interest or disqualified person shall engage in transactions which in the aggregate would reasonably result in a direct or indirect liability to the Borrower or any member of its Controlled Group under Section 409 or 502 of ERISA or Section 4975 of the Code; (ii) the Borrower or any member of its Controlled Group shall incur any accumulated funding deficiency, as defined in Section 412 of the Code, or request a funding waiver from the Internal Revenue Service for contributions; (iii) the Borrower or any member of its Controlled Group shall incur any withdrawal liability as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, or any other liability with respect to a Plan, unless the amount of such liability has been funded within the Plan or pursuant to one or more insurance contracts; (iv) the Borrower or any member of its Controlled Group shall fail to make a required contribution by the due date under Section 412 of the Code or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the Code or Section 302 of ERISA; (v) the Borrower, any member of its Controlled Group or any Plan sponsor shall notify the PBGC of an intent to terminate, or the PBGC shall institute proceedings to terminate, or the PBGC shall institute proceedings to terminate, any Plan subject to Title IV of ERISA; (vi) a Reportable Event shall occur with respect to a Plan subject to Title IV of ERISA, and within 15 days after the reporting of such Reportable Event to the Administrative Lender, the Administrative Lender shall have notified the Borrower in writing that the Determining Lenders have made a determination that, on the basis of such Reportable Event, there are reasonable grounds for the termination of such Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan and as a result thereof an Event of Default shall have occurred hereunder; (vii) a trustee shall be appointed by a court of competent jurisdiction to administer any Plan or the assets thereof;

(viii) the benefits of any Plan shall be increased, or the Borrower or any member of its Controlled Group shall begin to maintain, or begin to contribute to, any Plan, without the prior written consent of the Determining Lenders; or (ix) any ERISA Event with respect to a Plan subject to Title IV of ERISA shall have occurred, and 30 days thereafter (A) such ERISA Event, other than such event described in clause (f) of the definition of ERISA Event herein, (if correctable) shall not have been corrected and (B) the then present value of such Plan's benefit liabilities, as defined in Title IV of ERISA, shall exceed the then current value of assets accumulated in such Plan; PROVIDED, HOWEVER, that the events listed in subsections (i) - (ix) above shall constitute Events of Default only if the maximum aggregate liability which the Borrower or any member of its Controlled Group has a reasonable likelihood of incurring under the applicable provisions of ERISA resulting from an event or events exceeds $250,000;

     (j) All or any material portion of the Collateral or the Loan Documents shall be the subject of any proceeding instituted by any Person other than a Lender (except in connection with any Lender's exercise of any remedies under the Loan Documents);

     (k) The Borrower or any Subsidiary of the Borrower shall default in the payment of any Indebtedness or any lease obligations in an aggregate amount of $500,000 or more beyond any grace period provided with respect thereto, or shall default in the performance of any agreement or instrument under which such Indebtedness is created or evidenced beyond any applicable grace period, if the effect of such default is to permit or cause the holder of such Indebtedness (or a trustee on behalf of any such holder) to (i) cause such Indebtedness to become due prior to its date of maturity or (ii) require the Borrower or any Subsidiary of the Borrower to purchase or redeem such Indebtedness;

     (l) Any lease where the Borrower or any Subsidiary of the Borrower is the lessee shall terminate or cease to be effective, and termination or cessation thereof, together with all other leases, if any, which have been terminated or cease to be effective, could reasonably be expected to have a Material Adverse Effect; provided, however, that termination or cessation of a lease shall not constitute an Event of Default if another lease reasonably satisfactory to the Determining Lenders is contemporaneously substituted therefor;

     (m) Any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Lender or any Lender) in all material respects, or any such party (other than the Administrative Lender or any Lender) shall so assert in writing;

     (n) The Borrower shall fail to own (i) 99% of the Capital Stock of PUM or (ii) 100% of the Capital Stock of PEI;

     (o) Except as a result of the Administrative Lender's gross negligence or wilful misconduct, the Administrative Lender shall fail to have a valid and perfected first priority Lien in 66% of the Capital Stock of PUM and PEI; or

     (p)  A Change of Control shall occur.

     Section 8.2 REMEDIES. If an Event of Default shall have occurred and shall be continuing:

     (a) With the exception of an Event of Default specified in SECTION 8.1(f) or (g) hereof, the Administrative Lender shall, upon the direction of the Determining Lenders, terminate the Revolving Credit Commitment and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (b) Upon the occurrence of an Event of Default specified in SECTION 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon and concurrently therewith become due and payable and the Revolving Credit Commitment shall forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding.

     (c) If any Letter of Credit shall be then outstanding, the Administrative Lender may demand upon the Borrower to, and forthwith upon such demand (but in the case of an Event of Default specified in SECTION 8.1(f) or (g) hereof, without any demand or taking of any other action by the Administrative Lender or any other Lender), the Borrower shall, pay to the Administrative Lender in same day funds at the office of the Administrative Lender for deposit in the L/C Cash Collateral Account, an amount equal to the maximum amount available to be drawn under the Letters of Credit then outstanding.

     (d) The Administrative Lender and the Lenders may exercise all of the Rights granted to them under the Loan Documents or under Applicable Law.

     (e) The Rights of the Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.

                                   ARTICLE 9

                           CHANGES IN CIRCUMSTANCES

     Section 9.1 LIBOR BASIS DETERMINATION INADEQUATE. If with respect to any proposed LIBOR Advance for any Interest Period, (i) any Lender determines that deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the Determining Lenders determine that the LIBOR Rate for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender or Determining Lenders, as the case may be, shall forthwith give notice thereof to the Borrower, whereupon until such Lender or Determining Lenders, as the case may be, notify the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended; PROVIDED, HOWEVER, such Lender or the Determining Lenders, as the case may be, shall promptly notify the Borrower if the circumstances giving rise to such situation no longer exist.

     Section 9.2 ILLEGALITY. If any change in applicable law, rule or regulation, or adoption thereof, or any change in any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Lender. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in ARTICLE 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon and any reimbursement required under SECTION 2.9 hereof, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day or if the Borrower so elects. Concurrently with repaying each affected LIBOR Advance owing to such Lender if the Borrower does not terminate this Agreement, notwithstanding anything contained in ARTICLE 2 hereof, the Borrower shall, without any requirement to satisfy the conditions precedent set forth in SECTION 3.1, 3.2 or 3.3, borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Revolving Credit Advances owing to such Lender shall equal the outstanding principal amount of the Revolving Credit Advances owing immediately prior to such repayment.

     Section 9.3    INCREASED COSTS.

     (a) If (a) the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or
(b) any change in or adoption of any law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

          (i) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances (but excluding any reserves or deposits that are included in the calculation of LIBOR Basis);

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 30 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to SECTION 11.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

     (b) A certificate of any Lender claiming compensation under this Section and setting forth the additional amounts to be paid to it hereunder shall certify that such amounts or costs were actually incurred by such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. Nothing in this SECTION 9.3 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under SECTION 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower shall borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Revolving Credit Advances owing to such Lender shall equal the outstanding principal amount of the Revolving Credit Advances owing immediately prior to such prepayment.

     Section 9.4 EFFECT ON BASE RATE ADVANCES. If notice has been given pursuant to SECTION 9.1, 9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

     Section 9.5 CAPITAL ADEQUACY. If (a) the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", (b) the introduction of or any change in or in the interpretation of any law, rule or regulation or (c) compliance by a Lender with any law, rule or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) adopted or promulgated after the Agreement Date affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, within 30 days after demand by such Lender, subject to SECTION 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's share of the Revolving Credit Commitment hereunder. A certificate as to any additional amounts payable to any Lender under this SECTION 9.5 submitted to the Borrower by such Lender shall certify that such amounts were actually incurred by such Lender or corporation controlling such Lender and shall show in reasonable detail an accounting of the amount payable and the calculations used to determine in good faith such amount and shall be conclusive absent manifest or demonstrable error. In determining such amount, such Lender or a corporation controlling such Lender may use any reasonable averaging and attribution methods.

Notwithstanding the foregoing, nothing in this SECTION 9.5 shall provide the Borrower or any Subsidiary of the Borrower the right to inspect the records, files or books of any Lender or any corporation controlling such Lender.

     Section 9.6 REPLACEMENT LENDER. If the Borrower becomes obligated to pay additional amounts to any Lender described in SECTION 9.3 or 9.5, the Borrower may designate a financial institution reasonably acceptable to the Administrative Lender to replace such Lender by purchasing for cash and receiving an assignment of such Lender's pro rata share of such Lender's share of the Revolving Credit Commitment and the Rights of such Lender under the Loan Documents without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding amounts owing to such Lender (including such additional amounts owing to such Lender pursuant to SECTION 9.3 or 9.5). Upon execution of an Assignment Agreement, such other financial institution shall be deemed to be a "Lender" for all purposes of this Agreement as set forth in SECTION 11.6 hereof.

                                   ARTICLE 10

                            AGREEMENT AMONG LENDERS

     Section 10.1 AGREEMENT AMONG LENDERS. The Lenders agree among themselves that:

     (a) ADMINISTRATIVE LENDER. Each Lender hereby appoints the Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders, provided that, (i) unless and until the Administrative Lender shall have received such requests, the Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders, and (ii) the Administrative Lender shall not be required to take any action that exposes the Administrative Lender to personal liability or that is contrary to any Loan Document or Applicable Law; to arrange the means whereby the proceeds of the Revolving Credit Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Revolving Credit Advances, fee or other amount; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. The Administrative Lender shall have no fiduciary relationship in respect of any Lender by reason of this Agreement or any other Loan Document. The Administrative Lender shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of the Administrative Lender under the Loan Documents are merely mechanical and administrative in nature.

     (b) REPLACEMENT OF ADMINISTRATIVE LENDER. Should the Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should the Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender, or should the Administrative Lender or any successor Administrative Lender ever be removed with cause or without cause by the action of all Lenders (other than the Administrative Lender), then the Lender appointed by the other Lenders (with the consent of the Borrower, which consent shall not be unreasonably withheld) shall forthwith become the Administrative Lender, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change at no cost to the Borrower. Any resignation or removal of the Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by the Lenders of a successor Administrative Lender; provided, however, if no successor Administrative Lender shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Lender's giving of notice of resignation or the Lenders' removal of the retiring Administrative Lender, then the retiring Administrative Lender may, on behalf of the Lenders, appoint a successor Administrative Lender, which shall be a commercial bank organized under the Laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as the Administrative Lender hereunder by a successor Administrative Lender, such successor Administrative Lender shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Lender, and the retiring Administrative Lender shall be discharged from its duties and obligations under the Loan Documents, provided that if the retiring or removed Administrative Lender is unable to appoint a successor Administrative Lender, the Administrative Lender shall, after the expiration of a 60 day period from the date of notice, be relieved of all obligations as Administrative Lender hereunder. Notwithstanding any Administrative Lender's resignation or removal hereunder, the provisions of this Article shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Lender under this Agreement.

     (c) EXPENSES. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any expenses paid by the Administrative Lender directly and solely in connection with any of the Loan Documents if Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred. Any amount so paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.

     (d) DELEGATION OF DUTIES. The Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder.

     (e) RELIANCE BY ADMINISTRATIVE LENDER. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Lender. The Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Note as the owner thereof for all purposes hereof.

     (f) LIMITATION OF ADMINISTRATIVE LENDER'S LIABILITY. Neither the Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or wilful misconduct. Except as aforesaid, the Administrative Lender shall be under no duty to enforce any rights with respect to any of the Revolving Credit Advances, or any security therefor. The Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. TO THE EXTENT NOT REIMBURSED BY THE BORROWER, EACH LENDER HEREBY SEVERALLY INDEMNIFIES AND HOLDS HARMLESS THE ADMINISTRATIVE LENDER, PRO RATA ACCORDING TO ITS SPECIFIED PERCENTAGE, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES AND/OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THE ADMINISTRATIVE LENDER IN ANY WAY WITH RESPECT TO ANY LOAN DOCUMENTS OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE LENDER UNDER THE LOAN DOCUMENTS (INCLUDING ANY NEGLIGENT ACTION OF THE ADMINISTRATIVE LENDER), EXCEPT TO THE EXTENT THE SAME ARE FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO RESULT FROM GROSS NEGLIGENCE OR WILFUL MISCONDUCT BY THE ADMINISTRATIVE LENDER. THE INDEMNITY PROVIDED IN THIS SECTION 10.1(f) SHALL SURVIVE TERMINATION OF THIS AGREEMENT.

     (g) LIABILITY AMONG LENDERS. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

     (h) RIGHTS AS LENDER. With respect to its commitment hereunder, the Advances made by it and the Notes issued to it, the Administrative Lender shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Lender in its individual capacity. The Administrative Lender or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Lender were not the Administrative Lender hereunder and without any duty to account therefor to the Lenders.

     Section 10.2 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements referred to in SECTIONS 4.1(j), 6.1, and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents. Each Lender also acknowledges that its decision to fund the initial Revolving Credit Advance shall constitute evidence to the Administrative Lender that such Lender has deemed all of the conditions set forth in SECTION 3.1 to have been satisfied.

     Section 10.3 BENEFITS OF ARTICLE. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders and, with respect to SECTION 10.1(b), the Borrower; consequently, no such other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.

                                   ARTICLE 11

                                 MISCELLANEOUS

     Section 11.1   NOTICES.

     (a) All notices and other communications under this Agreement shall be in writing (except in those cases where giving notice by telephone is expressly permitted) and shall be deemed to have been given on the date personally delivered or sent by telecopy (answerback received), or three days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one day after being entrusted to a reputable commercial overnight delivery service, or one day after being delivered to the telegraph office or sent out by telex addressed to the party to which such notice is directed at its address determined as provided in this Section. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

          (i)  If to the Borrower, at:

               Power-One, Inc.
               740 Calle Plano
               Camarillo, California 93012-8583
               Attn:     Eddie K. Schnopp

        (ii)   If to the Administrative Lender, at:

               NationsBank of Texas, N.A.
               901 Main Street, 67th Floor
               Dallas, Texas  75202
               Attn:     Timothy M. O'Connor, Vice President

        (iii) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

     (b) Any party hereto may change the address to which notices shall be directed by giving 10 days' written notice of such change to the other parties.

     Section 11.2   EXPENSES.  The Borrower shall promptly pay:

     (a) all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel;

     (b) all reasonable out-of-pocket expenses and reasonable attorneys' fees of the Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Lender relating to this Agreement or the other Loan Documents; and

     (c) all costs, out-of-pocket expenses and reasonable attorneys' fees of the Administrative Lender and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Lender and any Lender, and administrative fees for the Administrative Lender.

     Section 11.3 WAIVERS. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Lender or any

Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for a Revolving Credit Advance. In the event that any Lender decides to fund a Revolving Credit Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Revolving Credit Advances or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

     Section 11.4 CALCULATION BY THE LENDERS CONCLUSIVE AND BINDING. Any mathematical calculation required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be controlling.

     Section 11.5 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Note, and any assignee of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or (b) the Lender or holder shall have declared the principal of and interest on the Revolving Credit Advances and other amounts due hereunder to be due and payable as permitted
by SECTION 8.2.   Any sums obtained by any Lender or by any assignee or
subsequent holder of any Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

     Section 11.6   ASSIGNMENT.

     (a) The Borrower may not assign or transfer any of its rights or obligations hereunder or under the other Loan Documents without the prior written consent of the Lenders.

     (b) No Lender shall be entitled to assign its interest in this Agreement, its Notes or its Advances, except as hereinafter set forth.

     (c) Without the consent of the Borrower, any Lender may at any time sell participations in all or any part of its Advances and Reimbursement Obligations (collectively, "PARTICIPATIONS") to any banks or other financial institutions ("PARTICIPANTS") provided that such Participation shall not confer on any Person (other than the parties hereto) any right to vote on, approve or sign amendments or waivers, or any other independent benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents, other than the right to vote on, approve, or sign amendments or waivers or consents with respect to items that would result in
(i) any increase in the commitment of any Participant; or (ii)(A) the extension of the date of maturity of, or (B) the extension of the due date for any payment of principal, interest or fees respecting, or (C) the reduction of the amount of any installment of principal or interest on or the change or reduction of any mandatory reduction required hereunder, or (D) a reduction of the rate of interest on, the Revolving Credit Advances, the Letters of Credit, or the Reimbursement Obligations; or (iii) the release of security for the Obligations, including without limitation any guarantee; or
(iv) the reduction of any fees payable hereunder. Notwithstanding the foregoing, the Borrower agrees that the Participants shall be entitled to the benefits of ARTICLE 9 hereof as though they were Lenders and the Lenders may provide copies of all financial information received from the Borrower to such Participants.

     (d) Each Lender may assign to one or more financial institutions organized under the laws of the United States, or any state thereof, or under the laws of any other country that is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business (each, an "ASSIGNEE") its rights and obligations under this Agreement and the other Loan Documents; PROVIDED, HOWEVER, that (i) each such assignment shall be subject to the prior written consent of the Administrative Lender and Borrower, which consent shall not be unreasonably withheld (PROVIDED, HOWEVER, notwithstanding anything herein to the contrary, no consent of the Borrower is required for any assignment during any time that an Event of Default has occurred and is continuing), (ii) no such assignment shall be in an amount of the Revolving Credit Commitment less than $5,000,000, (iii) the applicable Lender, Administrative Lender and applicable Assignee shall execute and deliver to the Administrative Lender an Assignment and Acceptance Agreement (an "ASSIGNMENT AGREEMENT") in substantially the form of EXHIBIT D hereto, together with the Revolving Credit Notes subject to such assignment and (iv) the Assignee executing the Assignment, shall deliver to the Administrative Lender a processing fee of $2,500. Upon such execution, delivery and acceptance from and after the effective date specified in each Assignment, which effective date shall be at least three Business Days after the execution thereof, (A) the Assignee thereunder shall be party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment, have the rights and obligations of a Lender hereunder and (B) the applicable Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment, relinquish such rights and be released from such obligations under this Agreement.

     (e) Notwithstanding anything in clause (d) above to the contrary, any Lender may assign and pledge all or any portion of its Revolving Credit Advances and Revolving Credit Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A of F.R.S. Board and any Operating Circular issued by such Federal Reserve Bank; provided, however, that no such assignment under this clause (e) shall release the assignor Lender from its obligations hereunder.

     (f) Upon its receipt of an Assignment Agreement executed by a Lender and an Assignee, and any Revolving Credit Note or Revolving Credit Notes subject to such assignment, the Borrower shall, within five Business Days after its receipt of such Assignment Agreement, at no expense to the Borrower, execute and deliver to the Administrative Lender in exchange for the surrendered Notes new Notes to the order of such Assignee in an amount equal to the portion of the Revolving Credit Advances and Revolving Credit Commitment assigned to it pursuant to such Assignment Agreement and new Revolving Credit Notes to the order of the assignor Lender in an amount equal to the portion of the Revolving Credit Advances and Revolving Credit Commitment retained by it hereunder. Such new Revolving Credit Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit Notes, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of EXHIBIT A hereto.

     (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this SECTION 11.6, disclose to the assignee or Participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower, provided such Person agrees to handle such information in accordance with the standards set forth in SECTION 11.14 hereof.

     (h) Except as specifically set forth in this SECTION 11.6, nothing in this Agreement or any other Loan Documents, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or any other Loan Documents.

     (i) Notwithstanding anything in this SECTION 11.6 to the contrary, no Assignee or Participant shall be entitled to receive any greater payment under SECTION 2.15 or SECTION 9.3 than such assigning or participating Lender would have been entitled to receive with respect to the interest assigned or participated to such Assignee or Participant.

     Section 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.9 INTEREST AND CHARGES. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

     Section 11.10 HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

     Section 11.11 AMENDMENT AND WAIVER. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of all Lenders, if it would (i) increase the Specified Percentage, the Revolving Credit Commitment, or commitment of any Lender, or (ii) extend or postpone the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance, the Reimbursement Obligations or other amount owing under any Loan Documents, or (iii) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (iv) reduce the fees payable hereunder, or (v) revise this
SECTION 11.11, or (vi) waive the date for payment of any principal, interest or fees hereunder, or (vii) amend the definition of Determining Lenders; (b) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender; or (c) without the consent of the Issuing Bank, if it would alter the rights, duties or obligations of the Issuing Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender and, in the case of an amendment, by the Borrower.

     Section 11.12 EXCEPTION TO COVENANTS. Neither the Borrower nor any Subsidiary of the Borrower shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

     Section 11.13 NO LIABILITY OF ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or wilful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, EXCEPT that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that a court of competent jurisdiction determines were caused by (i) the Issuing Bank's wilful misconduct or gross negligence or (ii) the Issuing Bank's wilful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Section 11.14 CONFIDENTIALITY. Each Lender and the Administrative Lender agrees (on behalf of itself and each of its Affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to the Lenders or the Administrative Lender, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to counsel for any Lender or the Administrative Lender, (c) to bank examiners, auditors or accountants of any Lender, (d) to the Administrative Lender or any other Lender, (e) in connection with any Litigation to which any one or more of Lenders is a party, (f) to the extent necessary in connection with the enforcement of any Rights under this Agreement or any other Loan Document, provided, further, that, unless specifically prohibited by Applicable Law or court order, each Lender shall, prior to disclosure thereof, notify Borrower of any request for disclosure of any such non-public information (i) by any Tribunal or representative thereof (other than any such request in connection with an examination of such Lender's financial condition by such governmental agency) or (ii) pursuant to legal process, or (f) to any Assignee or Participant (or prospective Assignee or Participant) so long as such Assignee or Participant (or prospective Assignee or Participant) agrees to handle such information in accordance with the provisions of this SECTION 11.14.

     Section 11.15 AMENDMENT, RESTATEMENT, EXTENSION, AND RENEWAL. This Agreement is a renewal, extension, amendment and restatement of the Existing Credit Agreement, and is not a novation of the "Obligations" (as defined in the Existing Credit Agreement) thereunder. All terms and provisions of this Agreement supersede in their entirety the Existing Credit Agreement. All Liens covering the Collateral (as defined in the Existing Credit Agreement) are hereby terminated and released, except with respect to the Liens against the Capital Stock of PUM and PEI pledged pursuant to the Existing Credit Agreement (the "STOCK LIENS"), which Stock Liens shall remain valid, binding and enforceable Liens against the Borrower.

     SECTION 11.16 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(B), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS, DALLAS COUNTY, TEXAS, AND BORROWER AND EACH SURETY, GUARANTOR, ENDORSER AND ANY OTHER PARTY EVER LIABLE FOR PAYMENT OF ANY MONEY PAYABLE WITH RESPECT TO THE LOAN DOCUMENTS, JOINTLY AND SEVERALLY WAIVE THE RIGHT TO BE SUED ELSEWHERE. THE BORROWER, THE ADMINISTRATIVE LENDER AND EACH LENDER EACH AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE EXCLUSIVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND HEREBY SUBMITS WITH RESPECT TO ITSELF AND ITS PROPERTY TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT FOR THE PURPOSE OF ANY SUIT, ACTION, PROCEEDING OR JUDGMENT RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. THE PARTIES HERETO IRREVOCABLY WAIVE ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS THAT ANY OF THE PARTIES MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN DALLAS, TEXAS.

     SECTION 11.17 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE

MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

     SECTION 11.18 ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND THEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

-----------------------------------------------------------------------------
                    REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
-----------------------------------------------------------------------------

     IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:                              POWER-ONE, INC.

                                       By:
                                          -----------------------------------

                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

ADMINISTRATIVE LENDER:                 NATIONSBANK OF TEXAS, N.A.,
                                       as Administrative Lender

                                       By:
                                          -----------------------------------
                                          Timothy M. O'Connor
                                          Vice President

LENDERS:                               NATIONSBANK OF TEXAS, N.A.,
                                       as a Lender and Issuing Bank

Specified Percentage:
       30%

                                       By:
                                          -----------------------------------
                                          Timothy M. O'Connor
                                          Vice President

                                       901 Main Street, 67th Floor
                                       Dallas, Texas  75202
                                       Attn:  Timothy M. O'Connor
                                              Vice President

                                       UNION BANK OF CALIFORNIA, N.A.
Specified Percentage:
        30%

                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                       445 South Figueroa Street, 16th Floor
                                       Los Angeles, California 90071-1100
                                       Attn:  Catherine Abe
                                              Vice President

                                       CITY NATIONAL BANK
Specified Percentage:
        20%

                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                       400 North Roxbury Street, 3rd Floor
                                       Beverly Hills, California 90210
                                       Attn:  Rebecca L. Lombino
                                              Vice President

                                       SUMITOMO BANK OF CALIFORNIA
Specified Percentage:
        20%

                                       By:
                                          -----------------------------------
                                          Name:
                                               ------------------------------
                                          Title:
                                                -----------------------------

                                       611 West 6th Street, Suite 3900
                                       Los Angeles, California 90017
                                       Attn:  Steve Sloan

                                   SCHEDULE 1

                             LIBOR LENDING OFFICES

NATIONSBANK OF TEXAS, N.A.
901 Main Street, 67th Floor
Dallas, Texas 75202

UNION BANK OF CALIFORNIA, N.A.
445 South Figueroa Street, 16th Floor
Los Angeles, California 90071-1100

CITY NATIONAL BANK
400 North Roxbury Street, 3rd Floor
Beverly Hills, California 90210

SUMITOMO BANK OF CALIFORNIA
611 West 6th Street, Suite 3900
Los Angeles, California 90017

                                SCHEDULE 2

                              EXISTING LIENS


PROPERTY SUBJECT                     AMOUNT OF
    TO LIEN         LIENHOLDER      DEBT SECURED       LIENHOLDER
----------------    ----------      ------------       ----------






                                   SCHEDULE 3

                              EXISTING LITIGATION
                            AND MATERIAL LIABILITIES

                                   SCHEDULE 4

                                  SUBSIDIARIES


                         State of
                       Incorporation       Percentage
       Name           or Organization     of Ownership      Owner
       ----           ---------------     ------------      -----






                                   SCHEDULE 5

                              EXISTING INVESTMENTS

                                   SCHEDULE 6

                             EXISTING INDEBTEDNESS

                                   SCHEDULE 7

                 AUTHORIZATION, QUALIFICATION AND GOOD STANDING

                                   SCHEDULE 8

                           EXISTING LETTERS OF CREDIT

                                   EXHIBIT A

                             REVOLVING CREDIT NOTE

Dallas, Texas                    $                             December 1, 1997

     POWER-ONE, INC., a Delaware corporation (the "Borrower"), for value received, promises to pay to the order of _______________________ ("Lender"), at the principal office of NationsBank of Texas, N.A., in lawful money of the United States of America, the principal sum of _____________________________ ___________________________________ ($______________), or such lesser sum as shall be due and payable from time to time hereunder, as hereinafter provided. All terms used but not defined herein shall have the meanings set forth in the Credit Agreement described below.

     Principal of and interest on the unpaid principal balance of Revolving Credit Advances under this Revolving Credit Note (the "Note") from time to time outstanding shall be due and payable as set forth in the Credit Agreement.

     This Note is issued pursuant to and evidences Revolving Credit Advances under an Amended and Restated Credit Agreement, dated as of December 1, 1997, among the Borrower, NationsBank of Texas, N.A., as Administrative Lender, and the lenders parties thereto (as amended, restated, supplemented, renewed, extended or otherwise modified from time to time, "Credit Agreement"), to which reference is made for a statement of the rights and obligations of the Lender and the duties and obligations of the Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal sum of and interest on this Note when due.

     Except as provided in the Credit Agreement, the Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intention to accelerate the maturity of this Note, and all other notices of any kind, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

          THIS NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED, HOWEVER, THAT PURSUANT TO ARTICLE 5069-15.10(b), TITLE 79, REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 15, TITLE 79,

REVISED CIVIL STATUTES OF TEXAS, 1925, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS NOTE AND THE OTHER LOAN DOCUMENTS. THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE PROCEEDINGS IN CONNECTION WITH THIS NOTE AND THE OTHER LOAN DOCUMENTS.

     THIS NOTE, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                       POWER-ONE, INC.

                                       By:
                                            Name:
                                            Title:

                                   EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE

                          Dated _______________, _____

     Reference is made to the Amended and Restated Credit Agreement dated as of December 1, 1997 (the "Credit Agreement") among POWER-ONE, INC., a Delaware corporation ("Borrower"), NationsBank of Texas, N.A. as
Administrative Lender ("Administrative Lender"), and the lenders parties thereto (as amended, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meaning.

_________________________________ ("Assignor") and _________________________
("Assignee") agree as follows:

     Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, a ______% interest in and to all of Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), with respect to such percentage interest in Assignor's Revolving Credit Commitment as in effect on the Effective Date, the principal amount of Revolving Credit Advances owing to Assignor on the Effective Date, and the Revolving Credit Note held by Assignor, and Assignor's participation in any Letters of Credit and Reimbursement Obligations outstanding on the Effective Date, subject to the terms and conditions of this Assignment and Acceptance.

     Assignor (a) represents and warrants that (i) as of the date hereof its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $__________ and, as of the date hereof, the outstanding principal amount of the Revolving Credit Advances owing to it (without giving effect to assignments thereof which have not yet become effective) is $_________, (ii) it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties, or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other instrument or document furnished pursuant thereto or (ii) the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (c) attaches the Revolving Credit Note referred to in Paragraph 1 above to exchange such Revolving Credit Note for new Revolving Credit Notes as follows: a Revolving Credit Note dated ____________, 199___, in the principal amount of $_________ payable to the order of Assignee, and a Revolving Credit Note dated _____________, 199___, in the principal amount of $_________ payable to the order of Assignor.

     Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(b) agrees that it will, independently and without reliance upon the Administrative Lender, Assignor, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Loan Documents; (c) appoints and authorizes the Administrative Lender to take such action as agent on its behalf and to exercise such powers under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance as are delegated to the Administrative Lender by the terms thereof and hereof, together with such powers as are reasonably incidental thereto and hereto; (d) agrees that it will perform in accordance with its terms all of the obligations which by the terms of the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance are required to be performed by it as a Lender; and (e) specifies the addresses set forth in Schedule I attached hereto as its address for the receipt of notices and as its initial LIBOR Lender Office, respectively[; and (f) attaches the forms prescribed by the IRS certifying as to Assignee's status for purposes of determining exception from United States withholding taxes with respect to all payments to be made to Assignee under the Credit Agreement, the other Loan Documents, and this Assignment and Acceptance or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

     The effective date for this Assignment and Acceptance shall be ________ _____________, ______ (the "Effective Date").

     Upon such acceptance as of the Effective Date and upon the remittance of a $2,500 processing fee to the Administrative Lender, (a) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and
(b) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

     Upon such acceptance from and after the Effective Date, whenever the Administrative Lender shall receive a payment, or whenever the Administrative Lender shall make an application of funds, in respect of any aggregate outstanding principal amount of the Revolving Credit Advances or in respect of any aggregate amount of interest accrued on the Revolving Credit Advances, or in respect of the commitment fee (other than a payment or an application of funds in respect of any amount due and owing to any Lender or the Administrative Lender under Sections 2.4(b), 2.9, 2.15(d), 2.15(f)(ii), 5.9, 9.3, 9.5, or 11.2 of the Credit Agreement), the Administrative Lender shall pay over to each of the Lenders an amount equal to (i) such Lender's Pro Rata Share (as defined below) of such aggregate amount of principal, (ii) such Lender's Pro Rata Share of such aggregate amount of interest, and (iii) such Lender's Pro Rata Share of such aggregate amount of the commitment fee.

     The "Pro Rata Share" of any aggregate amount means, with respect to such Lender, the amount equal to the product obtained by multiplying (i) such aggregate amount and (ii) a fraction, the numerator of which is such Lender's portion of the Revolving Credit Commitment, or after the Revolving Credit Advances have been made, the principal amount of the Advances owing to such Lender and the denominator of which is the sum of the Revolving Credit Commitment, or after the Advances have been made, the aggregate principal amount of the Revolving Credit Advances owing to all of the Lenders.

     In the event that, after the Administrative Lender has paid to any Lender its Pro Rata Share of any such payment received by the Administrative Lender or any such application made by the Administrative Lender, such payment or application is rescinded or must otherwise be returned or must be paid over by the Administrative Lender for any reason, such Lender shall, upon notice by the Administrative Lender, forthwith pay back to the Administrative Lender such Lender's Pro Rata Share of the amount so rescinded or so returned or paid over.

     This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America. Without excluding any other jurisdiction, Assignee agrees that the courts of Texas will have jurisdiction over proceedings in connection herewith.

     Assignee's Specified Percentage shall be _____%.

     This Assignment and Acceptance may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

                                       [NAME OF ASSIGNOR]


                                       By:
                                            Name:
                                            Title:


                                       [NAME OF ASSIGNEE]


                                       By:
                                            Name:
                                            Title:

Accepted this ___ day of ____________, _____

NATIONSBANK OF TEXAS, N.A.,
as Administrative Lender


By:
     Name:
     Title:


POWER-ONE, INC.


By:
     Name:
     Title:

                                   Schedule I

                               ASSIGNEE'S ADDRESS

1.   ADDRESS FOR THE ADVANCES AND RECEIPT OF NOTICES




2.   INITIAL LIBOR LENDING OFFICE